Prudential Municipal Bond Fund
(Intermediate Series)
(Intermediate Series)

--------------------------------------------------------------------------------

PROSPECTUS DATED JULY 2, 1997

--------------------------------------------------------------------------------

Prudential Municipal Bond Fund (the Fund) is an open-end, diversified, management investment company, or mutual fund, consisting of three separate portfolios--the High Yield Series, the Insured Series and the Intermediate Series. Each Series operates as a separate fund with its own investment objectives. Only shares of the Intermediate Series (the Series) are offered through this Prospectus. The investment objective of the Intermediate Series is to provide a high level of income that is eligible for exclusion from federal income taxes consistent with the preservation of capital. Although the Series will seek income that is eligible for exclusion from federal income taxes, a portion of the dividends and distributions paid by the Series may be treated as a preference item for purposes of the alternative minimum tax. The Series seeks to achieve its objective through the investment policies described in this Prospectus. There can be no assurance that the Series' investment objectives will be achieved. See "How the Fund Invests--Investment Objectives and Policies."

Subject to the limitations described herein, the Series may utilize derivatives, including buying and selling futures contracts for the purpose of hedging its portfolio securities. See "How the Fund Invests--Investment Objectives and Policies."

The Fund's address is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, and its telephone number is (800) 225-1852.

This Prospectus sets forth concisely the information about the Fund and the Series that a prospective investor should know before investing. Additional information about the Fund has been filed with the Securities and Exchange Commission (SEC) in a Statement of Additional Information, dated July 2, 1997, which information is incorporated herein by reference (is legally considered a part of this Prospectus) and is available without charge upon request to the Fund at the address or telephone number noted above.
--------------------------------------------------------------------------------

INVESTORS ARE ADVISED TO READ THIS PROSPECTUS AND RETAIN IT FOR FUTURE
REFERENCE.
--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                FUND HIGHLIGHTS

  The following summary is intended to highlight certain information contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein.

WHAT IS PRUDENTIAL MUNICIPAL BOND FUND?
  Prudential Municipal Bond Fund is a mutual fund. A mutual fund pools the resources of investors by selling its shares to the public and investing the proceeds of such sale in a portfolio of securities designed to achieve its investment objective. Technically, the Fund is an open-end, diversified, management investment company. The Fund is comprised of three separate portfolios--the High Yield Series, the Insured Series and the Intermediate Series. Only shares of the Intermediate Series are offered through this Prospectus.
WHAT IS THE SERIES' INVESTMENT OBJECTIVE?
  The investment objective of the Series is to provide a high level of income that is eligible for exclusion from federal income taxes consistent with the preservation of capital. There can be no assurance that the Series' objective will be achieved. See "How the Fund Invests--Investment Objectives and Policies" at page 9.
WHAT ARE THE SERIES' RISK FACTORS AND SPECIAL CHARACTERISTICS?
  In seeking to achieve its objective, the Series will under normal circumstances invest primarily in municipal obligations with maturities between 3 and 15 years and will have a dollar-weighted average portfolio maturity of more than 3 and less than 10 years. Generally, the yield earned on longer-term municipal obligations is greater than that earned on similar obligations with shorter maturities. However, obligations with longer maturities are subject to greater market risk due to larger fluctuations in value given specific changes in the level of interest rates relative to the value of shorter-term obligations. See "How the Fund Invests-- Investment Objectives and Policies" at page 9. The Series may purchase and sell derivatives, including certain financial futures contracts and options thereon, for hedging purposes. These activities may be considered speculative and may result in higher risks and costs to the Series. See "How the Fund Invests--Hedging Strategies--Risks of Hedging Strategies" at page 12. As with an investment in any mutual fund, an investment in this Series can decrease in value and you can lose money.
WHO MANAGES THE FUND?
  Prudential Investments Fund Management LLC (PIFM or the Manager) is the Manager of the Fund and is compensated for its services at an annual rate of .50 of 1% of the average daily net assets of the Series up to $1 billion and .45 of 1% of the average daily net assets of the Series in excess of $1 billion. As of May 31, 1997, PIFM served as manager or administrator to 62 investment companies, including 40 mutual funds, with aggregate assets of approximately $56 billion. The Prudential Investment Corporation, which does business under the name Prudential Investments (PI, the Subadviser, or the investment adviser), furnishes investment advisory services in connection with the management of the Fund under a Subadvisory Agreement with PIFM. See "How the Fund is Managed--Manager" at page 15.
WHO DISTRIBUTES THE SERIES' SHARES?
  Prudential Securities Incorporated (Prudential Securities or PSI), a major securities underwriter and securities and commodities broker, acts as the Distributor of the Series' shares. PSI is paid an annual distribution and service fee which is currently being charged at the rate of .10 of 1% of the average daily net assets of the Class A shares of the Series, is paid an annual distribution and service fee which is currently being charged at the rate of .50 of 1% of the average daily net assets of the Class B shares of the Series and is paid an annual distribution and service fee which is currently being charged at the rate of .75 of 1% of the average daily net assets of the Class C shares of the Series. Prudential Securities incurs the expense of distributing the Series' Class Z shares under a distribution agreement with the Fund, none of which is reimbursed or paid for by the Fund. See "How the Fund is Managed--Distributor" at page 16.

WHAT IS THE MINIMUM INVESTMENT?
  The minimum initial investment for Class A and Class B shares is $1,000 per class and $5,000 for Class C shares. The minimum subsequent investment is $100 for Class A, Class B and Class C shares. Class Z shares are not subject to any minimum investment requirements. There is no minimum investment requirement for certain employee savings plans. For purchases made through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Guide--How to Buy Shares of the Fund" at page 23 and "Shareholder Guide--Shareholder Services" at page 33.
HOW DO I PURCHASE SHARES?
  You may purchase shares of the Series through Prudential Securities, Pruco Securities Corporation (Prusec) or directly from the Fund through its transfer agent, Prudential Mutual Fund Services LLC (PMFS or the Transfer Agent), at the net asset value per share (NAV) next determined after receipt of your purchase order by the Transfer Agent or Prudential Securities plus a sales charge which may be imposed either (i) at the time of purchase (Class A shares) or (ii) on a deferred basis (Class B or Class C shares). Class Z shares are offered to a limited group of investors at net asset value without any sales charge. See "How the Fund Values its Shares" at page 19 and "Shareholder Guide--How to Buy Shares of the Fund" at page 23.
WHAT ARE MY PURCHASE ALTERNATIVES?
  The Series offers four classes of shares through this Prospectus:

- Class A Shares:   Sold with an initial sales charge of up to 3% of the
                    offering price.
- Class B Shares:   Sold without an initial sales charge but are subject to a
                    contingent deferred sales charge or CDSC (declining from 5%
                    to zero of the lower of the amount invested or the
                    redemption proceeds) which will be imposed on certain
                    redemptions made within six years of purchase. Although
                    Class B shares are subject to higher ongoing
                    distribution-related expenses than Class A shares, Class B shares will automatically convert to Class A shares (which are subject to lower ongoing distribution-related expenses)
                    approximately seven years after purchase.
- Class C Shares:   Sold without an initial sales charge and, for one year after purchase, are subject to a 1% CDSC on redemptions. Like
                    Class B shares, Class C shares are subject to higher ongoing distribution-related expenses than Class A shares but do not convert to another class.
- Class Z Shares:   Sold without either an initial or contingent deferred sales charge to a limited group of investors. Class Z shares are not subject to any ongoing service or distribution expenses.

  See "Shareholder Guide--Alternative Purchase Plan" at page 25.
HOW DO I SELL MY SHARES?
  You may redeem your shares at any time at the NAV next determined after Prudential Securities or the Transfer Agent receives your sell order. However, the proceeds of redemptions of Class B and Class C shares may be subject to a CDSC. See "Shareholder Guide--How to Sell Your Shares" at page 28.
HOW ARE DIVIDENDS AND DISTRIBUTIONS PAID?
  The Series expects to declare daily and pay monthly dividends of net investment income, if any, and make distributions of any net capital gains at least annually. Dividends and distributions will be automatically reinvested in additional shares of the Series at NAV without a sales charge unless you request that they be paid to you in cash. See "Taxes, Dividends and Distributions" at page 20.

                                 FUND EXPENSES
                             (INTERMEDIATE SERIES)

SHAREHOLDER TRANSACTION EXPENSES
  (a)                                CLASS A SHARES      CLASS B SHARES (b)          CLASS C SHARES          CLASS Z SHARES (e)
                                     --------------   ------------------------   -----------------------   -----------------------
    Maximum Sales Load Imposed on
     Purchases (as a percentage of
     offering price)...............        3%                   None                      None                      None
    Maximum Sales Load Imposed on
     Reinvested Dividends..........       None                  None                      None                      None
    Maximum Deferred Sales Load (as
     a percentage of original
     purchase price or redemption
     proceeds, whichever is
     lower)........................       None        5% during the first           1% on redemptions               None
                                                      year, decreasing by 1%      made within one year
                                                      annually to 1% in the            of purchase
                                                      fifth and sixth years
                                                      and 0% the seventh year
    Redemption Fees................       None                  None                      None                      None
    Exchange Fee...................       None                  None                      None                      None

ANNUAL FUND OPERATING EXPENSES (c)
(as a percentage of average net
assets)                              CLASS A SHARES        CLASS B SHARES            CLASS C SHARES          CLASS Z SHARES (e)
                                     --------------   ------------------------   -----------------------   -----------------------
    Management Fees (Before
     Waiver):                              .50                   .50                       .50                       .50%
    12b-1 Fees (After Reduction):          .10(d)                .50                       .75(d)                   None
    Other Expenses:                        .60                   .60                       .60                       .60
    Total Fund Operating Expenses
     (Before Waiver and After
     Reduction):                          1.20                  1.60                      1.85                      1.10

------------------
 (a) Pursuant to rules of the National Association of Securities Dealers, Inc., the aggregate initial sales charges, deferred sales charges and asset-based sales charges on shares of the Series may not exceed 6.25% of total gross sales, subject to certain exclusions. This 6.25% limitation is imposed on each class of the Series rather than on a per shareholder basis. Therefore, long-term shareholders of the Series may pay more in total sales charges than the economic equivalent of 6.25% of such shareholders' investment in such shares. See "How the Fund is Managed--Distributor."
 (b) Class B shares will automatically convert to Class A shares approximately seven years after purchase. See "Shareholder Guide--Conversion Feature-- Class B Shares."
 (c) Based on expenses incurred during the fiscal year ended April 30, 1997, without taking into account the management fee waiver. At the current level of management fee waiver (10%), Management Fees would be .45% for all classes for the Series and Total Fund Operating Expenses for Class A, B, C, and Class Z shares would be 1.15%, 1.55%, 1.80% and 1.05%, respectively.
 (d) Although the Class A and Class C Distribution and Service Plans provide that the Series may pay a distribution fee of up to .30 of 1% and 1% of the average daily net assets of the Class A and Class C shares, respectively, the Distributor has agreed to limit its distribution fees with respect to the Class A and Class C shares of the Series to no more than .10 of 1% and .75 of 1% of the average daily net assets of the Class A and Class C shares, respectively, for the fiscal year ending April 30, 1998. Total Fund Operating Expenses of the Class A and Class C shares without such limitation would be 1.40% and 2.10%, respectively. See "How the Fund is Managed--Distributor."
 (e) Estimated based on expenses expected to have been incurred if Class Z shares had been in existence throughout the fiscal year ended April 30, 1997.

EXAMPLE                                                         1 YEAR        3 YEARS       5 YEARS       10 YEARS
                                                               ---------     ---------     ---------     ----------
You would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each time period:
      Class A................................................     $42           $67           $94           $171
      Class B................................................     $66           $80           $97           $174
      Class C................................................     $29           $58           $100          $217
      Class Z (a)............................................     $11           $35           $61           $134
You would pay the following expenses on the same investment, assuming no redemption:
      Class A................................................     $42           $67           $94           $171
      Class B................................................     $16           $50           $87           $174
      Class C................................................     $19           $58           $100          $217
      Class Z (a)............................................     $11           $35           $61           $134
(a)  Estimated based on expenses expected to have been incurred if Class Z shares had been in existence throughout the fiscal year ended April 30, 1997.
The above example is based on data for the Fund's fiscal year ended April 30, 1997. THE EXAMPLE SHOULD NOT BE
CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.
The purpose of this table is to assist investors in understanding the various costs and expenses that an investor in the Series will bear, whether directly or indirectly. For more complete descriptions of the various costs and expenses, see "How the Fund is Managed." "Other Expenses" includes operating expenses of the Series, such as
Trustees' and professional fees, registration fees, reports to shareholders and transfer agency and custodian fees.

                              FINANCIAL HIGHLIGHTS
       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE INDICATED PERIODS)
                                (CLASS A SHARES)

  The following financial highlights, with respect to the fiscal year ended April 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, and by Deloitte & Touche LLP, independent auditors, for the four years ended April 30, 1996. Each of the respective reports by Price Waterhouse LLP and Deloitte & Touche LLP on such financial highlights were unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class A share of beneficial interest outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

                                                                  INTERMEDIATE SERIES
                           -------------------------------------------------------------------------------------------------
                                                                    CLASS A SHARES
                           -------------------------------------------------------------------------------------------------
                                                                                                                JANUARY 22,
                                                                                                                  1990(a)
                                                         YEARS ENDED APRIL 30,                                    THROUGH
                           ----------------------------------------------------------------------------------    APRIL 30,
                              1997         1996         1995       1994       1993        1992        1991          1990
                           ----------   ----------   ----------   -------   ---------   ---------   ---------   ------------
PER SHARE OPERATING
 PERFORMANCE:
Net asset value,
 beginning of period.....  $ 10.65      $ 10.45      $ 10.67      $11.08    $10.59      $10.48      $ 9.98      $10.21
                           ----------   ----------   ----------   -------   ---------   ---------   ---------   ------
INCOME FROM INVESTMENT
 OPERATIONS
Net investment income....      .46(d)       .47(d)       .51(d)      .53       .54(d)      .57(d)      .59(d)      .18(d)
Net realized and
 unrealized gain (loss)
 on investment
 transactions............     (.05)         .20         (.03)       (.19)      .60         .26         .50        (.23)
                           ----------   ----------   ----------   -------   ---------   ---------   ---------   ------
  Total from investment
   operations............      .41          .67          .48         .34      1.14         .83        1.09        (.05)
                           ----------   ----------   ----------   -------   ---------   ---------   ---------   ------
LESS DISTRIBUTIONS
Dividends from net
 investment income.......     (.46)        (.47)        (.51)       (.53)     (.54)       (.57)       (.59)       (.18)
Distributions in excess
 of net investment
 income..................     (.01)          --         (.01)         --        --          --          --          --
Distributions from
 capital gains...........       --           --         (.18)       (.22)     (.11)       (.15)         --          --
                           ----------   ----------   ----------   -------   ---------   ---------   ---------   ------
  Total distributions....     (.47)        (.47)        (.70)       (.75)     (.65)       (.72)       (.59)       (.18)
                           ----------   ----------   ----------   -------   ---------   ---------   ---------   ------
Net asset value, end of
 period..................  $ 10.59       $10.65       $10.45      $10.67    $11.08      $10.59      $10.48      $ 9.98
                           ----------   ----------   ----------   -------   ---------   ---------   ---------   ------
                           ----------   ----------   ----------   -------   ---------   ---------   ---------   ------
TOTAL RETURN (b):........     3.68%        6.48%        4.52%       2.83%    11.13%       8.14%      11.20%      (2.49)%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
 (000)...................  $13,740      $12,552      $10,507      $5,810    $3,594      $1,424        $397        $164
Average net assets
 (000)...................  $13,487      $12,604       $7,742      $4,981    $1,883       $ 599        $305         $80
Ratios to average net
 assets:
  Expenses, including
   distribution fees.....     1.15%(d)     1.16%(d)     1.05%(d)    1.00%     1.06%(d)    1.06%(d)    0.92%(d)    0.63%(c)(d)
  Expenses, excluding
   distribution fees.....     1.05%(d)     1.06%(d)     0.95%(d)    0.90%     0.96%(d)    0.96%(d)    0.82%(d)    0.53%(c)(d)
  Net investment
   income................     4.30%(d)     4.36%(d)     4.75%(d)    4.63%     5.09%(d)    5.41%(d)    5.92%(d)    6.26%(c)(d)
Portfolio turnover
 rate....................       46%          35%          30%         55%       22%         78%        128%         91%

---------------
(a)  Commencement of offering of Class A shares.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
(c)  Annualized.
(d) Net of management fee waiver. See "Manager" in the Statement of Additional Information.

                              FINANCIAL HIGHLIGHTS
       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE INDICATED PERIODS)
                                (CLASS B SHARES)

  The following financial highlights, with respect to the fiscal year ended April 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, and by Deloitte & Touche LLP, independent auditors, for the four years ended April 30, 1996. Each of the respective reports by Price Waterhouse LLP and Deloitte & Touche LLP on such financial highlights were unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class B share of beneficial interest outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

                                                                       INTERMEDIATE SERIES
                                     ----------------------------------------------------------------------------------------
                                                                          CLASS B SHARES
                                     ----------------------------------------------------------------------------------------
                                                                      YEARS ENDED APRIL 30,
                                     ----------------------------------------------------------------------------------------
                                        1997         1996         1995        1994        1993         1992          1991
                                     ----------   ----------   ----------   --------   ----------   -----------   -----------
PER SHARE OPERATING
 PERFORMANCE:
Net asset value, beginning of
 period............................  $ 10.65      $ 10.45      $ 10.68      $ 11.09    $ 10.60      $  10.48      $   9.98
                                     ----------   ----------   ----------   --------   ----------   -----------   -----------
INCOME FROM INVESTMENT OPERATIONS
Net investment income..............      .42(e)       .43(e)       .45(e)       .48        .50(e)        .53(e)        .56(e)
Net realized and unrealized gain
 (loss) on investment
 transactions......................     (.05)         .20         (.04)        (.19)       .60           .27           .50
                                     ----------   ----------   ----------   --------   ----------   -----------   -----------
  Total from investment
   operations......................      .37          .63          .41          .29       1.10           .80          1.06
                                     ----------   ----------   ----------   --------   ----------   -----------   -----------
LESS DISTRIBUTIONS
Dividends from net investment
 income............................     (.42)        (.43)        (.45)        (.48)      (.50)         (.53)         (.56)
Distributions in excess of net
 investment income.................     (.01)          --         (.01)          --         --            --            --
Distributions from capital gains...       --           --         (.18)        (.22)      (.11)         (.15)           --
                                     ----------   ----------   ----------   --------   ----------   -----------   -----------
  Total distributions..............     (.43)        (.43)        (.64)        (.70)      (.61)         (.68)         (.56)
                                     ----------   ----------   ----------   --------   ----------   -----------   -----------
Net asset value, end of period.....  $ 10.59      $ 10.65      $ 10.45      $ 10.68    $ 11.09      $  10.60      $  10.48
                                     ----------   ----------   ----------   --------   ----------   -----------   -----------
                                     ----------   ----------   ----------   --------   ----------   -----------   -----------
TOTAL RETURN (c):..................     3.44%        6.05%        3.99%        2.43%     10.62%         7.68%        10.82%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)....  $29,980      $40,550      $51,039      $65,215    $57,049       $45,401       $45,401
Average net assets (000)...........  $35,221      $46,127      $60,174      $59,811    $50,154       $44,439       $46,521
Ratios to average net assets:
  Expenses, including distribution
   fees............................     1.55%(e)     1.56%(e)     1.45%(e)     1.40%      1.46%(e)      1.46%(e)      1.32%(e)
  Expenses, excluding distribution
   fees............................     1.05%(e)     1.06%(e)     0.95%(e)     0.90%      0.96%(e)      0.96%(e)      0.82%(e)
  Net investment income............     3.89%(e)     3.96%(e)     4.35%(e)     4.23%      4.69%(e)      5.01%(e)      5.52%(e)
Portfolio turnover rate............       46%          35%          30%          55%        22%           78%          128%


                                                INTERMEDIATE SERIES

                                     ------------------------------------------

                                                      CLASS B

                                     ------------------------------------------

                                            YEARS ENDED

                                             APRIL 30,
                                                                 SEPTEMBER 17,
                                                                    1987(a)
                                     -------------------------    TO APRIL 30,
                                        1990          1989          1988(b)
                                     -----------   -----------   --------------
PER SHARE OPERATING
 PERFORMANCE:
Net asset value, beginning of
 period............................  $  10.17      $  10.14      $ 10.00
                                     -----------   -----------    ------
INCOME FROM INVESTMENT OPERATIONS
Net investment income..............       .62(e)        .70(e)       .43(e)
Net realized and unrealized gain
 (loss) on investment
 transactions......................      (.16)          .09          .14
                                     -----------   -----------    ------
  Total from investment
   operations......................       .46           .79          .57
                                     -----------   -----------    ------
LESS DISTRIBUTIONS
Dividends from net investment
 income............................      (.62)         (.70)        (.43)
Distributions in excess of net
 investment income.................        --            --           --
Distributions from capital gains...      (.03)         (.06)          --
                                     -----------   -----------    ------
  Total distributions..............      (.65)         (.76)        (.43)
                                     -----------   -----------    ------
Net asset value, end of period.....  $   9.98      $  10.17      $ 10.14
                                     -----------   -----------    ------
                                     -----------   -----------    ------
TOTAL RETURN (c):..................      4.61%         8.21%        9.07%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)....   $47,838       $45,362      $17,102
Average net assets (000)...........   $46,246       $30,515       $6,298
Ratios to average net assets:
  Expenses, including distribution
   fees............................      0.83%(e)      0.15%(e)        0%(e)
  Expenses, excluding distribution
   fees............................      0.33%(e)      0.05%(e)        0%(e)
  Net investment income............      6.03%(e)      6.59%(e)     6.16%(d)(e)
Portfolio turnover rate............        91%          135%          54%

-----------------
(a)  Commencement of offering of Class B shares.
(b) On March 1, 1988, Prudential Mutual Fund Management, Inc. succeeded The Prudential Insurance Company of America as Manager of the Fund.
(c) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
(d)  Annualized.
(e) Net of expense subsidy, fee waivers and distribution fee deferrals. See "Manager" in the Statement of Additional Information.

                              FINANCIAL HIGHLIGHTS
       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE INDICATED PERIODS)
                                (CLASS C SHARES)

  The following financial highlights, with respect to the fiscal year ended April 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, and by Deloitte & Touche LLP, independent auditors, for the year ended April 30, 1996, and the period August 1, 1994 through April 30, 1995. Each of the respective reports by Price Waterhouse LLP and Deloitte & Touche LLP on such financial highlights were unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class C share of beneficial interest outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

                                              INTERMEDIATE SERIES
                                ------------------------------------------------
                                                 CLASS C SHARES
                                ------------------------------------------------
                                    YEAR ENDED APRIL 30,            AUGUST 1,
                                                                     1994(a)
                                -----------------------------     THROUGH APRIL
                                    1997             1996            30, 1995
                                   ------           ------        --------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of
 period.......................  $      10.65           $10.45      $10.54
                                                       ------      ------
INCOME FROM INVESTMENT
 OPERATIONS
Net investment income (d).....           .39              .40         .35
Net realized and unrealized
 gain (loss) on investment
 transactions.................          (.05)             .20        (.08)
                                      ------           ------      ------
  Total from investment
   operations.................           .34              .60         .27
                                      ------           ------      ------
LESS DISTRIBUTIONS
Dividends from net investment
 income.......................          (.39)            (.40)       (.35)
Distributions in excess of net
 investment income............          (.01)              --        (.01)
Distributions from capital
 gains........................            --               --          --
                                      ------           ------      ------
  Total distributions.........           .40             (.40)       (.36)
                                      ------           ------      ------
Net asset value, end of
 period.......................        $10.59           $10.65      $10.45
                                      ------           ------      ------
                                      ------           ------      ------
TOTAL RETURN (b):.............          3.17%            5.79%       2.14%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
 (000)........................  $        257     $        225     $   167
Average net assets (000)......  $        149     $        197     $    28
Ratios to average net assets:
  Expenses, including
   distribution fees (d)......          1.80%            1.81%(d)    1.81%(c)(d)
  Expenses, excluding
   distribution fees (d)......          1.05%            1.06%(d)    1.06%(c)(d)
  Net investment income (d)...          3.65%            3.71%(d)    4.34%(c)(d)
Portfolio turnover rate.......          % 46             % 35          30%

-------------
(a)  Commencement of offering of Class C shares.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
(c)  Annualized.
(d) Net of management fee waiver. See "Manager" in the Statement of Additional Information.

                              FINANCIAL HIGHLIGHTS
           (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED)
                                (CLASS Z SHARES)

  The following financial highlights for the Class Z shares have been audited by Price Waterhouse LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and the notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class Z share of common stock outstanding, total return, ratios to average net assets and other supplemental data for the period indicated. This information has been determined based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."

                                                                INTERMEDIATE
                                                                   SERIES
                                                               CLASS Z SHARES
                                                                SEPTEMBER 13,
                                                                   1996(a)
                                                                   THROUGH
                                                               APRIL 30, 1997
                                                              -----------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period........................       $ 10.63
                                                                   -------
INCOME FROM INVESTMENT OPERATIONS
Net investment income (d)...................................           .31
Net realized and unrealized gain (loss) on investment
 transactions...............................................          (.03)
                                                                   -------
    Total from investment operations........................           .28
                                                                   -------
LESS DISTRIBUTIONS
Dividends from net investment income........................           .31
Distributions in excess of net investment income............          (.01)
                                                                   -------
    Total distributions.....................................          (.32)
                                                                   -------
Net asset value, end of period..............................       $ 10.59
                                                                   -------
                                                                   -------
TOTAL RETURN(b):............................................          2.50%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000).............................          $246
Average net assets (000)....................................           $63
Ratios to average net assets:
    Expenses (d)............................................          1.05%(c)
    Net investment income(d)................................          4.65%(c)
Portfolio turnover rate.....................................            46%(c)

------------
(a) Commencement of offering of Class Z shares.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of the period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
(c) Annualized.
(d) Net of management fee waiver. See "Manager" in the Statement of Additional Information.

                              HOW THE FUND INVESTS

INVESTMENT OBJECTIVES AND POLICIES

  THE INVESTMENT OBJECTIVE OF THE SERIES IS TO PROVIDE A HIGH LEVEL OF INCOME THAT IS ELIGIBLE FOR EXCLUSION FROM FEDERAL INCOME TAXES CONSISTENT WITH THE PRESERVATION OF CAPITAL. THERE CAN BE NO ASSURANCE THAT SUCH OBJECTIVE WILL BE ACHIEVED. See "Investment Objectives and Policies" in the Statement of Additional Information. Although the Series will seek income that is eligible for exclusion from federal income taxes, a portion of the dividends and distributions paid by the Series may be treated as a preference item for purposes of the alternative minimum tax. See "Taxes, Dividends and Distributions."

  As with an investment in any mutual fund, an investment in this Series can decrease in value and you can lose money.

  THE SERIES' INVESTMENT OBJECTIVE IS A FUNDAMENTAL POLICY AND, THEREFORE, MAY NOT BE CHANGED WITHOUT THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF THE SERIES AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE INVESTMENT COMPANY ACT). POLICIES OF THE SERIES THAT ARE NOT FUNDAMENTAL MAY BE MODIFIED BY THE TRUSTEES.

  THE SERIES WILL SEEK TO ACHIEVE ITS INVESTMENT OBJECTIVE BY INVESTING IN A PORTFOLIO OF OBLIGATIONS ISSUED BY OR ON BEHALF OF STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES AND THE DISTRICT OF COLUMBIA AND THEIR POLITICAL SUBDIVISIONS, AGENCIES AND INSTRUMENTALITIES, THE INTEREST ON WHICH IS GENERALLY ELIGIBLE FOR EXCLUSION FROM FEDERAL INCOME TAXATION (MUNICIPAL OBLIGATIONS OR MUNICIPAL SECURITIES). THE PORTFOLIO SECURITIES HELD BY THE SERIES WILL VARY WITH RESPECT TO YIELD, MARKET PRICE VOLATILITY AND QUALITY. Generally, municipal obligations with longer maturities produce higher yields and are subject to greater price fluctuations as a result of changes in interest rates (market risk) than municipal obligations with shorter maturities. The prices of municipal obligations vary inversely with interest rates. In addition, lower rated municipal obligations typically provide a higher yield than higher rated municipal obligations of similar maturity. However, lower rated municipal obligations are also subject to a greater degree of risk with respect to the ability of the issuer to meet the principal and interest payments on the obligations (credit risk) and may also be subject to greater price volatility due to the market perceptions of the creditworthiness of the issuer. Insurance policies may be obtained to insure against credit risk, but not against market risk.

  THE SERIES WILL INVEST PRIMARILY IN MUNICIPAL OBLIGATIONS WITH MATURITIES BETWEEN 3 AND 15 YEARS AND WILL HAVE A DOLLAR-WEIGHTED AVERAGE PORTFOLIO MATURITY OF MORE THAN 3 AND LESS THAN 10 YEARS. ALL OF THE MUNICIPAL OBLIGATIONS HELD BY THE SERIES WILL BE RATED AT LEAST BAA BY MOODY'S INVESTORS SERVICE (MOODY'S) OR BBB BY STANDARD & POOR'S RATINGS GROUP (S&P) OR A SIMILAR NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION (NRSRO) AT THE TIME OF PURCHASE OR BE NON-RATED OBLIGATIONS OF COMPARABLE QUALITY IN THE OPINION OF THE FUND'S INVESTMENT ADVISER. Securities rated Baa by Moody's or BBB by S&P have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with high grade bonds. Subsequent to its purchase by the Series, a municipal obligation may be assigned a lower rating or cease to be rated. Such an event would not require the elimination of the issue from the portfolio, but the investment adviser will consider such an event in determining whether the Series should continue to hold the security in its portfolio. Under normal circumstances, at least 60% of the municipal obligations purchased by the Series will be rated A or better by Moody's or S&P or a similar NRSRO.

  For purposes of determining the dollar-weighted average portfolio maturity of the Series' portfolio, the maturity of a municipal security will be its ultimate maturity, unless it is probable that the issuer of the security will take advantage of maturity-shortening devices such as a call, refunding or redemption provision, in which case the maturity date will be the date on which it is probable that the security will be called, refunded or redeemed. If the municipal security includes the right to demand payment, the maturity of the security for purposes of determining the Series' dollar-weighted average portfolio maturity will be the period remaining until the principal amount of the security can be recovered by exercising the right to demand payment.

  GENERALLY, THE YIELD EARNED ON LONGER-TERM MUNICIPAL OBLIGATIONS IS GREATER THAN THAT EARNED ON SIMILAR OBLIGATIONS WITH SHORTER MATURITIES. HOWEVER, OBLIGATIONS WITH LONGER MATURITIES ARE SUBJECT TO GREATER MARKET RISK. Given a specific change in the level of interest rates, the value of longer-term obligations will fluctuate relatively more than the value of shorter-term obligations. For example, 30-year municipal obligations typically yield 60-90 basis points (.60%-.90%) more than 10-year obligations and have 60-70% more price volatility (market risk) than 10-year obligations.

  THE SERIES INTENDS TO INVEST IN LONGER-TERM, HIGHER YIELDING OBLIGATIONS AND REDUCE THE GREATER MARKET RISK OF SUCH OBLIGATIONS THROUGH THE USE OF FINANCIAL FUTURES CONTRACTS. SPECIFICALLY, THE SERIES WILL INVEST IN MUNICIPAL OBLIGATIONS WITH MATURITIES OF BETWEEN 5 AND 30 YEARS AND SIMULTANEOUSLY HEDGE THE PRICE VOLATILITY OF SUCH OBLIGATIONS THROUGH THE SALE OF FUTURES CONTRACTS. RATHER THAN HEDGING THE MUNICIPAL OBLIGATION ENTIRELY, THE SERIES WILL SELL FUTURES CONTRACTS IN SUFFICIENT AMOUNTS SO THAT THE DOLLAR-WEIGHTED AVERAGE MATURITY OF THE COMBINED MUNICIPAL OBLIGATION/ FUTURES POSITION WILL BE MORE THAN 3 AND LESS THAN 10 YEARS. IN THIS MANNER, THE INVESTMENT ADVISER WILL CREATE A "SYNTHETIC OBLIGATION" THROUGH THE CONSTRUCTION OF A PARTIALLY HEDGED LONGER-TERM OBLIGATION POSITION.

  The Series' investment adviser intends to create such synthetic obligation positions when, in its opinion, the Series will realize one or more of the following benefits compared to buying municipal obligations with shorter maturities: (a) greater market liquidity; (b) lower transaction costs; (c) greater expected capital appreciation or enhanced preservation of capital; or
(d) higher yields.

  In the municipal securities market, most new issues are structured with many serial maturities that are relatively small in principal amount and one or several longer-term maturities that are relatively large in principal amount. Therefore, long-term municipal obligations typically have greater liquidity and the associated transaction costs are relatively less than obligations with maturities of 3 to 15 years.

  It is expected that synthetic obligation positions will often provide greater returns than actual intermediate maturity municipal obligations. This can occur when interest rate futures contracts are relatively overpriced in relation to the current prices of municipal obligations, so that the sale of the futures contracts, as part of a synthetic position, would be advantageous to the Series. Synthetic positions can also be more attractive to the Series when the investment adviser expects yields on longer-term municipal obligations to decrease more (or increase less) than yields on medium-term municipal obligations. If such expectations are correct, the net capital appreciation of the synthetic obligation position should exceed (or the price decline be less than) that of an actual intermediate-term municipal obligation.

  THERE IS NO ASSURANCE THAT THE SYNTHETIC OBLIGATION POSITION WILL TRADE LIKE AN INTERMEDIATE-TERM MUNICIPAL OBLIGATION. ANY USE OF FUTURES CONTRACTS INVOLVES THE RISK OF IMPERFECT CORRELATION IN MOVEMENTS IN THE PRICE OF THE FUTURES CONTRACTS AND MOVEMENTS IN THE PRICE OF THE SECURITY BEING HEDGED. FURTHERMORE, THE SERIES' ABILITY TO CREATE SYNTHETIC OBLIGATIONS IS SUBJECT TO VARIOUS OTHER LIMITATIONS. See "Hedging Strategies--Futures Contracts and Options Thereon" below.

  THE SERIES ALSO MAY USE FUTURES CONTRACTS TO HEDGE AGAINST OVERALL MARKET RISK OF THE ENTIRE PORTFOLIO, as described under "Hedging Strategies--Futures Contracts and Options Thereon" below.

  BORROWING

  The Series may borrow an amount equal to no more than 33 1/3% of the value of its total assets (computed at the time the loan is made) for temporary, extraordinary or emergency purposes and to take advantage of investment opportunities or for the clearance of transactions. The Series may pledge up to 33 1/3% of the value of its total assets to secure these borrowings. If the Series' asset coverage for borrowings falls below 300%, the Series will take prompt action to reduce its borrowings. If the Series borrows to invest in securities, any investment gains made on the securities in excess of interest paid on the borrowing will cause the net asset value of the shares to rise faster than would otherwise be the case. On the other hand, if the investment performance of the additional securities purchased fails to cover their cost (including any interest paid on the money borrowed) to the Series, the net asset value of the Series' shares will decrease faster than would otherwise be the case. This is the speculative factor known as "leverage." Money borrowed for leveraging will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased and may exceed the income from the securities purchased. In addition, the Fund may be required to maintain minimum average balances in connection with such borrowing or pay a commitment fee to maintain a line of credit which would increase the cost of borrowing over the stated interest rate.

HEDGING STRATEGIES

FUTURES CONTRACTS AND OPTIONS THEREON

  THE SERIES IS AUTHORIZED TO PURCHASE AND SELL CERTAIN DERIVATIVES, INCLUDING FINANCIAL FUTURES CONTRACTS (FUTURES CONTRACTS) AND OPTIONS THEREON FOR THE PURPOSE OF ATTEMPTING TO HEDGE ITS INVESTMENT IN MUNICIPAL OBLIGATIONS AGAINST FLUCTUATIONS IN VALUE CAUSED BY CHANGES IN PREVAILING MARKET INTEREST RATES AND ATTEMPTING TO HEDGE AGAINST INCREASES IN THE COST OF SECURITIES THE SERIES INTENDS TO PURCHASE. THE SERIES, AND THUS THE INVESTOR, MAY LOSE MONEY THROUGH ANY UNSUCCESSFUL USE OF THESE STRATEGIES. In that regard, the Series may sell futures contracts to create "synthetic positions" by partially hedging longer-term obligation positions. See "Investment Objectives and Policies" above. The successful use of futures contracts and options thereon by the Series involves additional transaction costs, is subject to various risks and depends upon the investment adviser's ability to predict the direction of the market and interest rates.

  A FUTURES CONTRACT OBLIGATES THE SELLER OF A CONTRACT TO DELIVER TO THE PURCHASER OF A CONTRACT CASH EQUAL TO A SPECIFIC DOLLAR AMOUNT TIMES THE DIFFERENCE BETWEEN THE VALUE OF A SPECIFIC FIXED-INCOME SECURITY OR INDEX AT THE CLOSE OF THE LAST TRADING DAY OF THE CONTRACT AND THE PRICE AT WHICH THE AGREEMENT IS MADE. No physical delivery of the underlying securities is made. The Series will engage in transactions in only those futures contracts and options thereon that are traded on a commodities exchange or a board of trade.

  THE SERIES INTENDS TO ENGAGE IN FUTURES CONTRACTS AND OPTIONS THEREON AS A HEDGE AGAINST CHANGES, RESULTING FROM MARKET CONDITIONS, IN THE VALUE OF SECURITIES WHICH ARE HELD IN THE SERIES' PORTFOLIO OR WHICH THE SERIES INTENDS TO PURCHASE, IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE COMMODITY FUTURES TRADING COMMISSION (THE CFTC). The Series also intend to engage in such transactions when they are economically appropriate for the reduction of risks inherent in the ongoing management of the Series. The Series may purchase and sell futures contracts and options thereon for bona fide hedging transactions, except that the Series may purchase and sell futures contracts and options thereon for any other purpose to the extent that the aggregate initial margin and option premiums do not exceed 5% of the liquidation value of the Fund's total assets. In addition, the Series may not purchase or sell futures contracts or purchase options thereon if, immediately thereafter, the sum of initial and net cumulative variation margin on outstanding futures contracts, together with premiums paid on options thereon, would exceed 20% of the total assets of the Series. There are no limitations on the percentage of a portfolio which may be hedged and no limitations on the use of the Series' assets to cover futures contracts and options thereon, except that the aggregate value of the obligations underlying put options will not exceed 50% of the Series' assets.

  Currently, futures contracts are available on several types of fixed-income securities, including U.S. Treasury Bonds and Notes, Government National Mortgage Association modified pass-through mortgage-backed securities, three-month U.S. Treasury Bills and bank certificates of deposit. Futures contracts are also available on a municipal bond index, based on THE BOND BUYER Municipal Bond Index, an index of 40 actively traded municipal bonds. The Series may also engage in transactions in other futures contracts that become available, from time to time, in other fixed-income securities or municipal bond indices and in other options on such contracts if the investment adviser believes such contracts and options would be appropriate for hedging investments in municipal obligations.

  THERE CAN BE NO ASSURANCE THAT VIABLE MARKETS WILL CONTINUE OR THAT A LIQUID SECONDARY MARKET WILL EXIST TO TERMINATE ANY PARTICULAR FUTURES CONTRACT AT ANY SPECIFIC TIME. If it is not possible to close a futures position entered into by the Series, the Series will continue to be required to make daily cash payments of variation margin in the event of adverse price movements. In such a situation, if the Series had insufficient cash, it might have to sell portfolio securities to meet daily variation margin requirements at a time when it might be disadvantageous to do so. The inability to close futures positions also could have an adverse impact on the ability of the Series to hedge effectively. There is also a risk of loss by the Series of margin deposits in the event of bankruptcy of a broker with whom the Series has an open position in a futures contract.

  THE SUCCESSFUL USE OF FUTURES CONTRACTS AND OPTIONS THEREON BY THE SERIES IS SUBJECT TO VARIOUS ADDITIONAL RISKS. Any use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts and movements in interest rates and, in turn, the prices of the securities that are the subject of the hedge. If the price of the futures contract moves more or less than the price of the security that is the subject of the hedge, the Series will experience a gain or loss that will not be completely offset by movements in the price of the security. The risk of imperfect correlation is greater where the securities underlying futures contracts are taxable securities (rather than municipal securities), are issued by companies in different market sectors or have different maturities, ratings or geographic mixes than the security being hedged. In addition, the correlation may be affected by additions to or deletions from the index which serves as the basis for a futures contract. Finally, if the price of the security that is subject to the hedge were to move in a favorable direction, the advantage to the Series would be partially offset by the loss incurred on the futures contract.

  THE SERIES' ABILITY TO ENTER INTO AND CLOSE OUT FUTURES CONTRACTS AND OPTIONS THEREON IS LIMITED BY THE REQUIREMENTS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE INTERNAL REVENUE CODE), FOR QUALIFICATION AS A REGULATED INVESTMENT COMPANY. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

  RISKS OF HEDGING STRATEGIES

  PARTICIPATION IN THE OPTIONS OR FUTURES MARKETS INVOLVES INVESTMENT RISKS AND TRANSACTION COSTS TO WHICH THE SERIES WOULD NOT BE SUBJECT ABSENT THE USE OF THESE STRATEGIES. THE SERIES, AND THUS THE INVESTOR, MAY LOSE MONEY THROUGH ANY UNSUCCESSFUL USE OF THESE STRATEGIES. If the investment adviser's prediction of movements in the direction of the securities and interest rate markets is inaccurate, the adverse consequences to the Series may leave the Series in a worse position than if such strategies were not used. Risks inherent in the use of futures contracts and options thereon include (1) dependence on the investment adviser's ability to predict correctly movements in the direction of interest rates and securities prices or the movement in indicies; (2) imperfect correlation between the price of futures contracts and options thereon and movements in the prices of the securities being hedged; (3) the fact that skills needed to use these strategies are different from those needed to select portfolio securities; (4) the possible absence of a liquid secondary market for any particular instrument at any time; (5) the possible need to defer closing out certain hedged positions to avoid adverse tax consequences; and (6) the possible inability of the Series to purchase or sell a portfolio security at a time that otherwise would be favorable for it to do so, or the possible need for the Series to sell a portfolio security at a disadvantageous time, due to the need for the Series to maintain "cover" or to segregate securities in connection with hedging transactions. See "Investment Objectives and Policies" and "Taxes, Dividends and Distributions" in the Statement of Additional Information.

OTHER INVESTMENTS AND POLICIES

GENERAL

  MUNICIPAL SECURITIES INCLUDE BONDS AND NOTES ISSUED BY OR ON BEHALF OF STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES AND THEIR POLITICAL SUBDIVISIONS, AGENCIES AND INSTRUMENTALITIES, THE INTEREST ON WHICH IS GENERALLY ELIGIBLE FOR EXCLUSION FROM FEDERAL INCOME TAX. MUNICIPAL BONDS ARE TYPICALLY ISSUED TO OBTAIN FUNDS FOR VARIOUS PUBLIC

PURPOSES, INCLUDING THE CONSTRUCTION OF A WIDE RANGE OF PUBLIC FACILITIES SUCH AS AIRPORTS, BRIDGES, HIGHWAYS, HOUSING, HOSPITALS, MASS TRANSPORTATION, SCHOOLS, STREETS, WATER AND SEWER WORKS AND GAS AND ELECTRIC UTILITIES. MUNICIPAL NOTES GENERALLY ARE USED TO FINANCE SHORT-TERM CAPITAL NEEDS AND TYPICALLY HAVE MATURITIES OF ONE YEAR OR LESS.

  THE SERIES MAY INVEST MORE THAN 5% OF ITS NET ASSETS IN FLOATING RATE AND VARIABLE RATE SECURITIES, INCLUDING PARTICIPATION INTERESTS THEREIN. Floating and variable rate securities normally have a rate of interest which is set as a specific percentage of a designated base rate, such as the rate on Treasury Bonds or Bills or the prime rate at a major commercial bank. These securities also allow the holder to demand payment of the obligation on short notice at par plus accrued interest, which amount may be more or less than the amount the Series paid for them. Variable rate securities provide for a specified periodic adjustment in the interest rate. The interest rate on floating rate securities changes whenever there is a change in the designated base interest rate.

  The Series may also invest in inverse floaters. An inverse floater is a debt instrument with a floating or variable interest rate that moves in the opposite direction of the interest rate on another security or the value of an index. Changes in the interest rate on the other security or index inversely affect the residual interest rate paid on the inverse floater, with the result that the inverse floater's price will be considerably more volatile than that of a fixed rate bond. The market for inverse floaters is relatively new.

  The Series may purchase a rating from an NRSRO for non-rated securities. The purchase of a rating is expected to enhance the value of the security for which the rating is purchased. The cost of purchasing a rating is an expense of the Series.

  DURING NORMAL MARKET CONDITIONS, THE ASSETS OF THE SERIES WILL BE INVESTED SO THAT IT WILL HAVE AT LEAST 80% OF ITS NET ASSETS INVESTED IN MUNICIPAL OBLIGATIONS. However, when the Series' investment adviser believes that market conditions warrant a temporary defensive investment posture or when necessary to meet large redemptions, the Series may hold more than 20% of its net assets in cash, cash equivalents or investment grade taxable obligations, including obligations that are generally exempt from state, but not federal, taxation. The Series may invest in municipal cash equivalents, such as floating rate demand notes, municipal commercial paper and general obligation and revenue notes, or in taxable cash equivalents, such as certificates of deposit, bankers' acceptances and time deposits or other short-term taxable investments, such as repurchase agreements. The Series will treat an investment in a municipal bond refunded with escrowed U.S. Government securities as U.S. Government securities for purposes of the Investment Company Act's diversification requirements provided certain conditions are met. See "Investment Objectives and Policies--Other Investments and Policies" in the Statement of Additional Information.

  WHEN-ISSUED AND DELAYED DELIVERY SECURITIES

  The Series may purchase municipal obligations on a "when-issued" or "delayed delivery" basis and may from time to time sell obligations on a delayed delivery basis, in each case without limit. When municipal obligations are offered on a when-issued or delayed delivery basis, the price and coupon rate are fixed at the time the commitment to purchase is made, but delivery and payment for the when-issued securities take place at a later date. Normally, the settlement date occurs within one month of purchase. During the period between purchase and settlement, no interest accrues to the purchaser. In the case of purchases by the Series, the price that the Series is required to pay on the settlement date may be in excess of the market value of the municipal obligations on that date. While securities may be sold prior to the settlement date, the Series intends to purchase these securities with the purpose of actually acquiring them unless a sale would be desirable for investment reasons. At the time the Series makes the commitment to purchase a municipal obligation on a when-issued basis, it will record the transaction and reflect the value of the obligation, each day, in determining its net asset value. This value may fluctuate from day to day in the same manner as values of municipal obligations otherwise held by the Series. If the seller defaults in the sale, the Series could fail to realize the appreciation, if any, that had occurred. The Series will establish a segregated account with its Custodian in which it will maintain cash, U.S. Government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, having a value equal to or greater than the Series' purchase commitments.

  As in the case of purchases, the price of the municipal obligations sold on a delayed delivery basis is determined at the time of the commitment. The price that the Series may be required to accept on the settlement date may be less than the market value of the obligation on that date.

  The Series may also purchase municipal forward contracts. A municipal forward contract is a municipal security which is purchased on a when-issued basis with delivery taking place up to five years from the date of purchase. The investment adviser will monitor the liquidity, value, credit quality and delivery of the security under the supervision of the Trustees.

  MUNICIPAL LEASE OBLIGATIONS

  The Series may invest in municipal lease obligations. A municipal lease obligation is a municipal security the interest on and principal of which is payable out of lease payments made by the party leasing the facilities financed by the issue. Typically, municipal lease obligations are issued by a state or municipal financing authority to provide funds for the construction of facilities (E.G., schools, dormitories, office buildings or prisons) or the acquisition of equipment. The facilities are typically used by the state or municipality pursuant to a lease with a financing authority. Certain municipal lease obligations may trade infrequently. Accordingly, the investment adviser will monitor the liquidity of municipal lease obligations under the supervision of the Trustees. See "Illiquid Securities" below.

  LIQUIDITY PUTS

  The Series may purchase and exercise puts on municipal bonds and notes without limit. Puts give the Series the right to sell the securities at a specified exercise price on a specified date. Puts may be acquired to reduce the volatility of the market value of the securities subject to the puts, but the acquisition of the puts may involve an additional cost to the Series. See "Investment Objectives and Policies" in the Statement of Additional Information.

  REPURCHASE AGREEMENTS

  The Series may on occasion enter into repurchase agreements, whereby the seller of a security agrees to repurchase that security from the Series at a mutually agreed-upon time and price. The period of maturity is usually quite short, possibly overnight or a few days, although it may extend over a number of months. The resale price is in excess of the purchase price, reflecting an agreed-upon rate of return effective for the period of time the Series' money is invested in the security. The Series' repurchase agreements will at all times be fully collateralized in an amount at least equal to the resale price. The instruments held as collateral are valued daily, and if the value of the instruments declines, the Series will require additional collateral. If the seller defaults and the value of the collateral securing the repurchase agreement declines, the Series may incur a loss. The Series participates in a joint repurchase account with other investment companies managed by PIFM pursuant to an order of the Securities and Exchange Commission (SEC).

  ILLIQUID SECURITIES

  The Series may hold up to 15% of its net assets in illiquid securities, including repurchase agreements which have a maturity of longer than seven days, securities with legal or contractual restrictions on resale (restricted securities) and securities that are not readily marketable. Securities, including municipal lease obligations, that have a readily available market are not considered illiquid for purposes of this limitation. The investment adviser will monitor the liquidity of such restricted securities under the supervision of the Trustees. The Series' investment in Rule 144A securities could have the effect of increasing illiquidity to the extent that qualified institutional buyers become, for a limited time, uninterested in purchasing Rule 144A securities. See "Investment Restrictions" in the Statement of Additional Information. Repurchase agreements subject to demand are deemed to have a maturity equal to the applicable notice period.

  Municipal lease obligations will not be considered illiquid for purposes of the Series' 15% limitation on illiquid securities provided the investment adviser determines that there is a readily available market for such securities. In reaching liquidity decisions, the investment adviser will consider, INTER ALIA, the following factors: (1) the frequency of trades and quotes for the security; (2) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of the marketplace trades (E.G., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer). With respect to municipal lease obligations, the investment adviser also considers: (1) the willingness of the municipality to continue, annually or biannually, to appropriate funds for payment of the lease; (2) the general credit quality of the municipality and the essentiality to the municipality of the property covered by the lease; (3) in the case of unrated municipal lease obligations, an analysis of factors similar to that performed by nationally recognized statistical rating organizations in evaluating the credit quality of a municipal lease obligation, including (i) whether the lease can be cancelled; (ii) if applicable, what assurance there is that the assets represented by the lease can be sold; (iii) the strength of the lessee's general credit (E.G., its debt, administrative, economic and financial characteristics); (iv) the likelihood that the municipality will discontinue appropriating funding for the leased property because the property is no longer deemed essential to the operations of the municipality (E.G., the potential for an event of nonappropriation); (v) the legal recourse in the event of failure to appropriate; and (4) any other factors unique to municipal lease obligations as determined by the investment adviser.

  SECURITIES LENDING

  The Series is permitted to lend its portfolio securities. See "Investment Objectives and Policies--Municipal Securities-- Lending of Securities" in the Statement of Additional Information.

  PORTFOLIO TURNOVER

  The Series does not expect to trade in securities for short-term gain. It is anticipated that the annual portfolio turnover rate will not exceed 150%. The portfolio turnover rate is calculated by dividing the lesser of sales or purchases of portfolio securities by the average monthly value of the Series' portfolio securities, excluding securities having a maturity at the date of purchase of one year or less.

INVESTMENT RESTRICTIONS

  The Series is subject to certain investment restrictions which, like its investment objective, constitute fundamental policies. Fundamental policies cannot be changed without the approval of the holders of a majority of the Series' outstanding voting securities, as defined in the Investment Company Act. See "Investment Restrictions" in the Statement of Additional Information.

                            HOW THE FUND IS MANAGED

  THE FUND HAS TRUSTEES WHO, IN ADDITION TO OVERSEEING THE ACTIONS OF THE FUND'S MANAGER, SUBADVISER AND DISTRIBUTOR, AS SET FORTH BELOW, DECIDE UPON MATTERS OF GENERAL POLICY. THE FUND'S MANAGER CONDUCTS AND SUPERVISES THE DAILY BUSINESS OPERATIONS OF THE FUND. THE FUND'S SUBADVISER FURNISHES DAILY INVESTMENT ADVISORY SERVICES.

  For the fiscal year ended April 30, 1997, the total expenses as a percentage of average net assets were 1.15%, 1.55%, 1.80% and 1.05% of the Class A, Class B, Class C and Class Z shares, respectively, of the Series. See "Financial Highlights."

MANAGER

  PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC (PIFM OR THE MANAGER), GATEWAY CENTER THREE, NEWARK, NEW JERSEY 07102, IS THE MANAGER OF THE FUND AND IS COMPENSATED FOR ITS SERVICES AT AN ANNUAL RATE OF .50 OF 1% OF THE AVERAGE DAILY NET ASSETS OF THE SERIES UP TO $1 BILLION AND .45 OF 1% OF THE AVERAGE DAILY NET ASSETS OF THE SERIES IN EXCESS OF $1 BILLION. PIFM, which changed its name from Prudential Mutual Fund Management LLC, effective May 1, 1997, is organized as a New York limited liability company. It is the successor to Prudential Mutual Fund Management, Inc., which transferred its assets to PIFM in September 1996. For the fiscal year ended April 30, 1997, PIFM received a management fee of .45% of average daily net assets on behalf of the Series. See "Manager" in the Statement of Additional Information.

  PIFM may from time to time waive its management fee and subsidize operating expenses of the Series. PIFM has agreed to waive 10% of its management fee (.05 of 1% of average net assets, as annualized). See "Fund Expenses." The Fund is not required to reimburse PIFM for such fee waiver. Fee waivers and expense subsidies will increase the Series' yield and total return. See "How the Fund Calculates Performance."

  As of May 31, 1997, PIFM served as the manager to 40 open-end investment companies, constituting all of the Prudential Mutual Funds, and as manager or administrator to 22 closed-end investment companies with aggregate assets of approximately $56 billion.

  UNDER THE MANAGEMENT AGREEMENT WITH THE FUND, PIFM MANAGES THE INVESTMENT OPERATIONS OF EACH SERIES OF THE FUND AND ALSO ADMINISTERS THE FUND'S BUSINESS AFFAIRS. See "Manager" in the Statement of Additional Information.

  UNDER A SUBADVISORY AGREEMENT BETWEEN PIFM AND THE PRUDENTIAL INVESTMENT CORPORATION (PIC), DOING BUSINESS AS PRUDENTIAL INVESTMENTS (PI, THE SUBADVISER OR THE INVESTMENT ADVISER), PI FURNISHES INVESTMENT ADVISORY SERVICES IN CONNECTION WITH THE MANAGEMENT OF THE FUND AND IS REIMBURSED BY PIFM FOR ITS REASONABLE COSTS AND EXPENSES INCURRED IN PROVIDING SUCH SERVICES. Under the Management Agreement, PIFM continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises PI's performance of such services.

  The current portfolio manager of the Series is Marie Conti, a Vice President of PIFM, who has responsibility for the day-to-day management of the Series' portfolio. Ms. Conti has managed the Series' portfolio since 1990 and has been employed by PIC as a portfolio manager since September 1989 and prior thereto was employed in an administrative capacity at PIC since August 1988.

  PIFM and PIC are wholly-owned subsidiaries of The Prudential Insurance Company of America (Prudential), a major diversified insurance and financial services company.

DISTRIBUTOR

  PRUDENTIAL SECURITIES INCORPORATED (PRUDENTIAL SECURITIES, PSI OR THE DISTRIBUTOR), ONE SEAPORT PLAZA, NEW YORK, NEW YORK 10292, IS A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE AND SERVES AS THE DISTRIBUTOR OF THE SHARES OF EACH SERIES OF THE FUND. IT IS AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF PRUDENTIAL.

  UNDER SEPARATE DISTRIBUTION AND SERVICE PLANS (THE CLASS A PLAN, THE CLASS B PLAN AND THE CLASS C PLAN, COLLECTIVELY, THE PLANS) ADOPTED BY THE FUND UNDER RULE 12B-1 UNDER THE INVESTMENT COMPANY ACT AND A DISTRIBUTION AGREEMENT (THE DISTRIBUTION AGREEMENT), PRUDENTIAL SECURITIES (THE DISTRIBUTOR) INCURS THE EXPENSES OF DISTRIBUTING THE CLASS A, CLASS B AND CLASS C SHARES. Prudential Securities incurs the expenses of distributing the Series' Class Z shares under the Distribution Agreement, none of which is reimbursed by or paid for by the Fund. These expenses include commissions and account servicing fees paid to, or on account of, financial advisers of Prudential Securities and representatives of Pruco Securities Corporation (Prusec), an affiliated broker-dealer, commissions and account servicing fees paid to, or on account of, other broker-dealers or financial institutions (other than national banks) which have entered into agreements with the Distributor, advertising expenses, the cost of printing and mailing prospectuses to potential investors and indirect and overhead costs of Prudential Securities and Prusec associated with the sale of Fund shares, including lease, utility, communications and sales promotion expenses.

  Under the Plans, the Series is obligated to pay distribution and/or service fees to the Distributor as compensation for its distribution and service activities, not as reimbursement for specific expenses incurred. If the Distributor's expenses exceed its distribution and service fees, the Fund will not be obligated to pay any additional expenses. If the Distributor's expenses are less than such distribution and service fees, it will retain its full fees and realize a profit.

  UNDER THE CLASS A PLAN, THE SERIES MAY PAY PRUDENTIAL SECURITIES FOR ITS DISTRIBUTION-RELATED ACTIVITIES WITH RESPECT TO CLASS A SHARES AT AN ANNUAL RATE OF UP TO .30 OF 1% OF THE AVERAGE DAILY NET ASSETS OF THE CLASS A SHARES. The Class A

Plan provides that (i) up to .25 of 1% of the average daily net assets of the Class A shares may be used to pay for personal service and/or the maintenance of shareholder accounts (service fee) and (ii) total distribution fees (including the service fee of up to .25 of 1%) may not exceed .30 of 1% of the average daily net assets of the Class A shares. Prudential Securities has agreed to limit its distribution-related fees payable under the Class A Plan to .10 of 1% of the average daily net assets of the Class A shares for the fiscal year ending April 30, 1998.

  UNDER THE CLASS B AND CLASS C PLANS, THE SERIES MAY PAY PRUDENTIAL SECURITIES FOR ITS DISTRIBUTION-RELATED ACTIVITIES WITH RESPECT TO CLASS B AND CLASS C SHARES AT AN ANNUAL RATE OF UP TO .50 OF 1% AND UP TO 1% OF THE AVERAGE DAILY
NET ASSETS OF THE CLASS B AND CLASS C SHARES, RESPECTIVELY. The Class B Plan provides for the payment to Prudential Securities of (i) an asset-based sales charge of up to .50 of 1% of the average daily net assets of the Class B shares, and (ii) a service fee of up to .25 of 1% of the average daily net assets of the Class B shares; provided that the total distribution-related fee does not exceed
 .50 of 1%. The Class C Plan provides for the payment to Prudential Securities of
(i) an asset-based sales charge of up to .75 of 1% of the average daily net assets of the Class C shares, and (ii) a service fee of up to .25 of 1% of the average daily net assets of the Class C shares. The service fee is used to pay for personal service and/or the maintenance of shareholders accounts. Prudential Securities has agreed to limit its distribution-related fees payable under the Class C Plan to .75 of 1% of the average daily net assets of the Class C shares for the fiscal year ending April 30, 1998. Prudential Securities also receives contingent deferred sales charges from certain redeeming shareholders. See "Shareholder Guide--How to Sell Your Shares--Contingent Deferred Sales Charges."

  For the fiscal year ended April 30, 1997, the Series paid distribution expenses of .10%, .50% and .75% of the average daily net assets of the Class A, Class B and Class C shares, respectively. The Series records all payments made under the Plans as expenses in the calculation of net investment income. See "Distributor" in the Statement of Additional Information.

  Distribution expenses attributable to the sale of Class A, Class B and Class C shares of the Series will be allocated to each such class based upon the ratio of sales of each such class to the sales of Class A, Class B and Class C shares of the Series other than expenses allocable to a particular class. The distribution fee and sales charge of one class will not be used to subsidize the sale of another class.

  Each Plan provides that it shall continue in effect from year to year provided that a majority of the Trustees of the Fund, including a majority of the Trustees who are not "interested persons" of the Fund (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan (the Rule 12b-1 Trustees), vote annually to continue the Plan. Each Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees or of a majority of the outstanding shares of the applicable class of the Series. The Series will not be obligated to pay distribution and service fees incurred under any Plan if it is terminated or not continued.

  In addition to distribution and service fees paid by the Series under the Class A, Class B and Class C Plans, the Manager (or one of its affiliates) may make payments out of its own resources to dealers (including Prudential Securities) and other persons who distribute shares of the Series (including Class Z shares). Such payments may be calculated by reference to the net asset value of shares sold by such persons or otherwise.

  The Distributor is subject to the rules of the National Association of Securities Dealers, Inc. (the NASD) governing maximum sales charges. See "Distributor" in the Statement of Additional Information.

  On October 21, 1993, PSI entered into an omnibus settlement with the SEC, state securities regulators (with the exception of the Texas Securities Commissioner who joined the settlement on January 18, 1994) and the NASD to resolve allegations that from 1980 through 1990 PSI sold certain limited partnership interests in violation of securities laws to persons for whom such securities were not suitable and misrepresented the safety, potential returns and liquidity of these investments. Without admitting or denying the allegations asserted against it, PSI consented to the entry of an SEC Administrative Order which stated that PSI's conduct violated the federal securities laws, directed PSI to cease and desist from violating the federal securities laws, pay civil penalties, and adopt certain remedial measures to address the violations.

  Pursuant to the terms of the SEC settlement, PSI agreed to the imposition of a $10,000,000 civil penalty, established a settlement fund in the amount of $330,000,000 and procedures to resolve legitimate claims for compensatory damages by purchasers of the partnership interests. PSI has agreed to provide additional funds, if necessary, for the purpose of the settlement fund. PSI's settlement with the state securities regulators included an agreement to pay a penalty of $500,000 per jurisdiction. PSI consented to a censure and to the payment of a $5,000,000 fine in settling the NASD action.

  In October 1994, a criminal complaint was filed with the United States Magistrate for the Southern District of New York alleging that PSI committed fraud in connection with the sale of certain limited partnership interests in violation of federal securities laws. An agreement was simultaneously filed to defer prosecution of these charges for a period of three years from the signing of the agreement, provided that PSI complies with the terms of the agreement. If, upon completion of the three year period, PSI has complied with the terms of the agreement, no prosecution will be instituted by the United States for the offenses charged in the complaint. If on the other hand, during the course of the three year period, PSI violates the terms of the agreement, the U.S. Attorney can elect to pursue these charges. Under the terms of the agreement, PSI agreed, among other things, to pay an additional $330,000,000 into the fund established by the SEC to pay restitution to investors who purchased certain PSI limited partnership interests.

  For more detailed information concerning the foregoing matters, see "Distributor" in the Statement of Additional Information, a copy of which may be obtained at no cost by calling (800) 225-1852.

  The Fund is not affected by PSI's financial condition and is an entirely separate legal entity from PSI, which has no beneficial ownership therein and the Fund's assets which are held by State Street Bank and Trust Company, an independent custodian, are separate and distinct from PSI.

PORTFOLIO TRANSACTIONS

  Prudential Securities may act as a broker or futures commission merchant for the Fund, provided that the commissions, fees or other remuneration it receives are fair and reasonable. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information.

CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

  State Street Bank and Trust Company, One Heritage Drive, North Quincy, Massachusetts 02171, serves as Custodian for the portfolio securities and cash of the Series and, in that capacity, maintains certain financial and accounting books and records pursuant to an agreement with the Fund. Its mailing address is P.O. Box 1713, Boston, Massachusetts 02105.

  Prudential Mutual Fund Services LLC (PMFS), Raritan Plaza One, Edison, New Jersey 08837, serves as Transfer Agent and Dividend Disbursing Agent and in those capacities maintains certain books and records for the Fund. PMFS is a wholly-owned subsidiary of PIFM. Its mailing address is P.O. Box 15005, New Brunswick, New Jersey 08906-5005.

                         HOW THE FUND VALUES ITS SHARES

  THE SERIES' NET ASSET VALUE PER SHARE OR NAV IS DETERMINED BY SUBTRACTING ITS LIABILITIES FROM THE VALUE OF ITS ASSETS AND DIVIDING THE REMAINDER BY THE NUMBER OF OUTSTANDING SHARES. NAV IS CALCULATED SEPARATELY FOR EACH CLASS. THE TRUSTEES HAVE FIXED THE SPECIFIC TIME OF DAY FOR THE COMPUTATION OF THE SERIES' NET ASSET VALUE TO BE AS OF 4:15 P.M., NEW YORK TIME.

  Portfolio securities are valued based on market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Fund's Trustees. Securities may also be valued based on values provided by a pricing service. See "Net Asset Value" in the Statement of Additional Information.

  The Series will compute its NAV once daily on days that the New York Stock Exchange is open for trading except on days on which no orders to purchase, sell or redeem shares have been received by the Series or days on which changes in the value of the Series' portfolio securities do not materially affect the NAV.

  Although the legal rights of each class of shares are substantially identical, the different expenses borne by each class will result in different dividends. As long as the Series declares dividends daily, the NAV of the Class A, Class B, Class C and Class Z shares will generally be the same. It is expected, however, that the Series' dividends will differ by approximately the amount of any distribution and or service fee expense accrual differential among the classes.

                      HOW THE FUND CALCULATES PERFORMANCE

  FROM TIME TO TIME THE FUND MAY ADVERTISE THE "YIELD," "TAX EQUIVALENT YIELD" AND "TOTAL RETURN" (INCLUDING "AVERAGE ANNUAL" TOTAL RETURN AND "AGGREGATE" TOTAL RETURN) OF THE SERIES IN ADVERTISEMENTS OR SALES LITERATURE. YIELD, TAX EQUIVALENT YIELD AND TOTAL RETURN ARE CALCULATED SEPARATELY FOR CLASS A, CLASS B, CLASS C AND CLASS Z SHARES. THESE FIGURES ARE BASED ON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The "yield" refers to the income generated by an investment in the Series over a one-month or 30-day period. This income is then "annualized"; that is, the amount of income generated by the investment during that 30-day period is assumed to be generated each 30-day period for twelve periods and is shown as a percentage of the investment. The income earned on the investment is also assumed to be reinvested at the end of the sixth 30-day period. The "tax equivalent yield" is calculated similarly to the "yield," except that the yield is increased using a stated income tax rate to demonstrate the taxable yield necessary to produce an after-tax yield equivalent to the Series. The "total return" shows how much an investment in the Series would have increased (decreased) over a specified period of time (I.E., one, five or ten years or since inception of the Series) assuming that all distributions and dividends by the Series were reinvested on the reinvestment dates during the period and less all recurring fees. The "aggregate" total return reflects actual performance over a stated period of time. "Average annual" total return is a hypothetical rate of return that, if achieved annually, would have produced the same aggregate total return if performance had been constant over the entire period. "Average annual" total return smooths out variations in performance and takes into account any applicable initial or contingent deferred sales charges. Neither "average annual" total return nor "aggregate" total return takes into account any federal or state income taxes which may be payable upon redemption. The Series also may include comparative performance information in advertising or marketing its shares. Such performance information may include data from Lipper Analytical Services, Inc.,

Morningstar Publications, Inc., other industry publications, business periodicals and market indices. See "Performance Information" in the Statement of Additional Information. Further performance information is contained in the Series' annual and semi-annual reports to shareholders, which may be obtained without charge. See "Shareholder Guide--Shareholder Services-- Reports to Shareholders."

                       TAXES, DIVIDENDS AND DISTRIBUTIONS

TAXATION OF THE FUND

  THE SERIES HAS ELECTED TO QUALIFY AND INTENDS TO REMAIN QUALIFIED AS A REGULATED INVESTMENT COMPANY UNDER THE INTERNAL REVENUE CODE. ACCORDINGLY, THE SERIES WILL NOT BE SUBJECT TO FEDERAL INCOME TAXES ON ITS NET TAXABLE INVESTMENT INCOME AND NET CAPITAL GAINS, IF ANY, THAT IT DISTRIBUTES TO ITS SHAREHOLDERS. TO THE EXTENT NOT DISTRIBUTED BY THE SERIES, NET TAXABLE INVESTMENT INCOME AND CAPITAL GAINS ARE TAXABLE. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

  To the extent the Series invests in taxable obligations, it will earn taxable investment income. Also, to the extent the Series sells securities or engages in hedging transactions in futures contracts and options thereon, it may earn both short-term and long-term capital gain or loss. Capital gain or loss may also arise upon the sale of municipal securities, as well as taxable obligations. Under the Internal Revenue Code, special rules apply to the treatment of certain options and futures contracts (Section 1256 contracts). At the end of each year, such investments held by the Series will be required to be "marked to market" for federal income tax purposes; that is, treated as having been sold at market value. Sixty percent of any gain or loss recognized on these "deemed sales" and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

  Gain or loss realized by the Series from the sale of securities generally will be treated as capital gain or loss; however, gain from the sale of certain securities (including municipal obligations) will be treated as ordinary income to the extent of any "market discount." Market discount generally is the difference, if any, between the price paid by the Series for the security and the principal amount of the security (or, in the case of a security issued at an original issue discount, the revised issue price of the security). The market discount rule does not apply to any security that was acquired by the Series at its original issue.

TAXATION OF SHAREHOLDERS

  In general, the character of tax-exempt interest distributed by the Series will flow through as tax-exempt interest to its shareholders provided that 50% or more of the value of its assets at the end of each quarter of its taxable year is invested in state, municipal and other obligations, the interest on which is excluded from gross income for federal income tax purposes. During normal market conditions, at least 80% of the Series' net assets will be invested in such obligations. See "How the Fund Invests--Other Investments and Policies."

  Any dividends out of net taxable investment income, together with distributions of net short-term gains (I.E., the excess of net short-term capital gains over net long-term capital losses) distributed to shareholders, will be taxable as ordinary income to the shareholder whether or not reinvested. Any net capital gains (I.E., the excess of net long-term capital gains over net short-term capital losses) distributed to shareholders will be taxable as long-term capital gains to the shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned his or her shares. The maximum long-term capital gains rate for individuals currently is 28%. The maximum long-term capital gains rate for corporate shareholders is currently the same as the maximum tax rate for ordinary income.

  Any gain or loss realized upon a sale, exchange or redemption of the Series' shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held more than one year and otherwise as short-term capital gain or loss. Any loss, however, with respect to the sale, exchange or redemption of shares that are held for six months or less will be disallowed to the extent of any exempt interest dividends received by the shareholder with respect to such shares, and otherwise will be treated as long-term capital loss to the extent of any capital gain distributions received by the shareholder with respect to such shares.

  Any loss realized on a sale, redemption or exchange of shares of the Series by a shareholder will be disallowed to the extent the shares are replaced within a 61-day period (beginning 30 days before the disposition of shares). Shares purchased pursuant to the reinvestment of a dividend will constitute a replacement of shares.

  A shareholder who acquires shares of the Series and sells or otherwise disposes of such shares within 90 days of acquisition may not be allowed to include certain sales charges incurred in acquiring such shares for purposes of calculating gain or loss realized upon a sale or exchange of shares of the Series.

  CERTAIN INVESTORS MAY INCUR FEDERAL ALTERNATIVE MINIMUM TAX LIABILITY AS A RESULT OF THEIR INVESTMENT IN THE SERIES. Tax-exempt interest from certain municipal obligations (I.E., certain private activity bonds issued after August 7, 1986) will be treated as an item of tax preference for purposes of the alternative minimum tax. The Series anticipates that, under regulations to be promulgated, items of tax preference incurred by a Series which has invested in such municipal obligations will be attributed to the Series' shareholders, although some portion of such items could be allocated to the Series itself. Depending upon each shareholder's individual circumstances, the attribution of items of tax preference incurred by a Series could result in liability for the shareholder for the alternative minimum tax. Similarly, the Series could be liable for the alternative minimum tax for items of tax preference attributed to it.

  The Series intends to minimize its investment in municipal obligations of the type that will produce items of tax preference.

  Distributions relating to interest on all municipal obligations will be included in a corporate shareholder's current earnings for purposes of the adjustment for current earnings for alternative minimum tax purposes. Corporate shareholders should consult with their tax advisers with respect to this potential adjustment.

  The Fund has obtained opinions of counsel to the effect that neither (i) the conversion of Class B shares into Class A shares nor (ii) the exchange of any class of the Fund's shares for any other class of its shares constitutes a taxable event for federal income tax purposes. However, such opinions are not binding on the Internal Revenue Service.

  Shareholders are advised to consult their own tax advisers regarding specific questions as to federal, state, local or foreign taxes. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

WITHHOLDING TAXES

  Under the Internal Revenue Code, the Series is required to withhold and remit to the U.S. Treasury 31% of redemption proceeds on the accounts of those shareholders who fail to furnish their tax identification numbers on IRS Form W-9 (or IRS Form W-8 in the case of certain foreign shareholders) with the required certifications regarding the shareholders' status under the federal income tax law. Withholding generally is also required on taxable dividends and capital gains distributions made by the Series.

  Dividends of net investment income and distributions of net short-term capital gains paid to a shareholder (including a shareholder acting as a nominee or fiduciary) who is a nonresident alien individual, a foreign corporation or a foreign partnership (foreign shareholder) are subject to a 30% (or lower treaty rate) witholding tax upon the gross amount of the dividends unless the dividends are effectively connected with a U.S. trade or business conducted by the foreign shareholder. Capital gain dividends paid to a foreign shareholder are generally not subject to withholding tax. A foreign shareholder will, however, be required to pay U.S. income tax on any dividends and capital gain distributions which are effectively connected with a U.S. trade or business of the foreign shareholder.

DIVIDENDS AND DISTRIBUTIONS

  THE SERIES EXPECTS TO DECLARE DAILY AND PAY MONTHLY DIVIDENDS OF NET INVESTMENT INCOME, IF ANY, AND MAKE DISTRIBUTIONS AT LEAST ANNUALLY OF ANY NET CAPITAL GAINS. Dividends paid by the Series with respect to each class of shares, to the extent dividends are paid, will be calculated in the same manner, at the same time, on the same day and will be in the same amount except that each class (other than Class Z) will bear its own distribution charges, generally resulting in lower dividends for Class B and Class C shares in relation to Class A shares and lower dividends for Class A shares in relation to Class Z shares. Distributions of net capital gains, if any, will be paid in the same amount for each class of shares. See "How the Fund Values its Shares."

  DIVIDENDS AND DISTRIBUTIONS WILL BE PAID IN ADDITIONAL SHARES OF THE SERIES BASED ON THE NAV OF EACH CLASS ON THE PAYMENT DATE, OR SUCH OTHER DATE AS THE TRUSTEES MAY DETERMINE, UNLESS THE SHAREHOLDER ELECTS IN WRITING NOT LESS THAN FIVE BUSINESS DAYS PRIOR TO THE RECORD DATE TO RECEIVE SUCH DIVIDENDS AND DISTRIBUTIONS IN CASH. Such election should be submitted to Prudential Mutual Fund Services LLC, Attention: Account Maintenance, P.O. Box 15015, New Brunswick, New Jersey 08906-5015. If you hold shares through Prudential Securities, you should contact your financial adviser to elect to receive dividends and distributions in cash. The Fund will notify each shareholder after the close of the Fund's taxable year both of the dollar amount and the taxable status of that year's dividends and distributions on a per share basis.

  Any taxable dividends or distributions of net capital gains paid shortly after a purchase by an investor will have the effect of reducing the per share net asset value of the investor's shares by the per share amount of the dividends or distributions. Such dividends or distributions, although in effect a return of invested principal, are subject to federal income taxes. Accordingly, prior to purchasing shares of the Series, an investor should carefully consider the impact of taxable dividends and capital gains distributions which are expected to be or have been announced.

                              GENERAL INFORMATION

DESCRIPTION OF SHARES

  THE FUND IS AN OPEN-END, MANAGEMENT INVESTMENT COMPANY COMPRISED OF THREE SERIES WHICH WAS ORGANIZED UNDER THE LAWS OF MASSACHUSETTS ON NOVEMBER 3, 1986 AS AN UNINCORPORATED BUSINESS TRUST, A FORM OF ORGANIZATION THAT IS COMMONLY CALLED A MASSACHUSETTS BUSINESS TRUST. THE FUND IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF SHARES, DIVIDED INTO FOUR CLASSES, DESIGNATED CLASS A, CLASS B, CLASS C AND CLASS Z. Each class of shares represents an interest in the same assets of each Series and is identical in all respects except that (i) each class is subject to different sales charges and distribution and/or service fees (except for Class Z shares, which are not subject to any sales charges or distribution and/or service fees), which may affect performance, (ii) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, (iii) each class has a different exchange privilege, (iv) only Class B shares have a conversion feature and (v) Class Z shares are offered exclusively to a limited group of investors. See "How the Fund is Managed--Distributor." In accordance with the Fund's Declaration of Trust, the Trustees may authorize the creation of additional series and classes of shares within such series, with such preferences, privileges, limitations and voting and dividend rights as the Trustees may determine.

  Shares of the Series, when issued, are fully paid, nonassessable, fully transferable and redeemable at the option of the holder. Shares are also redeemable at the option of the Series under certain circumstances as described under "Shareholder Guide-- How to Sell Your Shares." Each share of each class of each Series is equal as to earnings, assets and voting privileges, except as noted above, and each class of shares (with the exception of Class Z shares, which are not subject to any distribution or service fees) bears the expenses related to the distribution of its shares. Except for the conversion feature applicable to the Class B shares, there are no conversion, preemptive or other subscription rights. In the event of liquidation, each share of beneficial interest in the Series is entitled to its portion of all of the Series' assets after all debt and expenses of the Series have been paid. Since Class B and Class C shares generally bear higher distribution expenses than Class A shares, the liquidation proceeds to shareholders of those classes are likely to be lower than to Class A shareholders and to Class Z shareholders, whose shares are not subject to any distribution and/or service fees. The Series' shares do not have cumulative voting rights for the election of Trustees.

  THE FUND DOES NOT INTEND TO HOLD ANNUAL MEETINGS OF SHAREHOLDERS UNLESS OTHERWISE REQUIRED BY LAW. THE FUND WILL NOT BE REQUIRED TO HOLD MEETINGS OF SHAREHOLDERS UNLESS, FOR EXAMPLE, THE ELECTION OF TRUSTEES IS REQUIRED TO BE ACTED ON BY SHAREHOLDERS UNDER THE INVESTMENT COMPANY ACT. SHAREHOLDERS HAVE CERTAIN RIGHTS, INCLUDING THE RIGHT TO CALL A MEETING UPON A VOTE OF 10% OF THE FUND'S OUTSTANDING SHARES FOR THE PURPOSE OF VOTING ON THE REMOVAL OF ONE OR MORE TRUSTEES OR TO TRANSACT ANY OTHER BUSINESS.

  The Declaration of Trust and the By-Laws of the Fund are designed to make the Fund similar in certain respects to a Massachusetts business corporation. The principal distinction between a Massachusetts business corporation and a Massachusetts business trust relates to shareholder liability. Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the Fund, which is not the case with a corporation. The Declaration of Trust of the Fund provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Fund and that every written obligation, contract, instrument or undertaking made by the Fund shall contain a provision to the effect that the shareholders are not individually bound thereunder.

ADDITIONAL INFORMATION

  This Prospectus, including the Statement of Additional Information which has been incorporated by reference herein, does not contain all the information set forth in the Registration Statement filed by the Fund with the SEC under the Securities Act of 1933. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the office of the SEC in Washington, D.C.

                               SHAREHOLDER GUIDE

HOW TO BUY SHARES OF THE FUND

  YOU MAY PURCHASE SHARES OF THE SERIES THROUGH PRUDENTIAL SECURITIES, PRUSEC OR DIRECTLY FROM THE FUND, THROUGH ITS TRANSFER AGENT, PRUDENTIAL MUTUAL FUND SERVICES LLC (PMFS OR THE TRANSFER AGENT) ATTENTION: INVESTMENT SERVICES, P.O. BOX 15020, NEW BRUNSWICK, NEW JERSEY 08906-5020. Participants in programs sponsored by Prudential Retirement Services should contact their client representative for more information about Class Z shares. The purchase price is the NAV per share next determined following receipt of an order in proper forms by the Transfer Agent or Prudential Securities plus a sales charge which, at your option, may be imposed either (i) at the time of purchase (Class A shares) or (ii) on a deferred basis (Class B or Class C shares). Class Z shares are offered to a limited group of investors at net asset value without any sales charge. Payment may be made by wire, check or through your brokerage account. See "Alternative Purchase Plan" below. See also "How the Fund Values its Shares."

  An investment in the Series may not be appropriate for tax-exempt or tax-deferred investors. Such investors should consult their own tax advisers.

  The minimum initial investment is $1,000 for Class A and Class B shares and $5,000 for Class C shares except that the minimum initial investment for Class C shares may be waived from time to time. There is no minimum investment requirement for Class Z shares. The minimum subsequent investment is $100 for all classes, except for Class Z shares, for which there is no minimum. All minimum investment requirements are waived for certain employee savings plans. For purchases made through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Services" below.

  Application forms can be obtained from PMFS, Prudential Securities or Prusec or a selected dealer (Class A only). If a share certificate is desired, it must be requested in writing for each transaction. Certificates are issued only for full shares. Shareholders who hold their shares through Prudential Securities will not receive share certificates.

  The Fund reserves the right to reject any purchase order (including an exchange into the Series) or to suspend or modify the continuous offering of its shares. See "How to Sell Your Shares" below.

  Your dealer is responsible for forwarding payment promptly to the Fund. The Distributor reserves the right to cancel any purchase order for which payment has not been received by the third business day following the investment.

  Transactions in Fund shares may be subject to postage and handling charges imposed by your dealer.

  PURCHASE BY WIRE. For an initial purchase of shares of the Series by wire, you must first telephone PMFS at (800) 225-1852 (toll-free) to receive an account number. The following information will be requested: your name, address, tax identification number, class election, dividend distribution election, amount being wired and wiring bank. Instructions should then be given by you to your bank to transfer funds by wire to State Street Bank and Trust Company, Boston, Massachusetts, Custody and Shareholder Services Division, Attention: Prudential Municipal Bond Fund (Intermediate Series), specifying on the wire the account number assigned by PMFS and your name and identifying the class in which you are eligible to invest (Class A, Class B, Class C or Class Z shares).

  If you arrange for receipt by State Street of Federal Funds prior to the calculation of NAV (4:15 P.M., New York time), on a business day, you may purchase shares of the Series as of that day. See "Net Asset Value" in the Statement of Additional Information.

  In making a subsequent purchase order by wire, you should wire State Street directly and should be sure that the wire specifies Prudential Municipal Bond Fund (Intermediate Series), Class A, Class B, Class C or Class Z shares and your name and individual account number. It is not necessary to call PMFS to make subsequent purchase orders utilizing Federal Funds. The minimum amount which may be invested by wire is $1,000.

ALTERNATIVE PURCHASE PLAN

  THE SERIES OFFERS THROUGH THIS PROSPECTUS FOUR CLASSES OF SHARES (CLASS A, CLASS B, CLASS C AND CLASS Z SHARES) WHICH ALLOWS YOU TO CHOOSE THE MOST BENEFICIAL SALES CHARGE STRUCTURE FOR YOUR INDIVIDUAL CIRCUMSTANCES, GIVEN THE AMOUNT OF THE PURCHASE AND THE LENGTH OF TIME YOU EXPECT TO HOLD THE SHARES AND OTHER RELEVANT CIRCUMSTANCES (ALTERNATIVE PURCHASE PLAN).

                                                     ANNUAL 12B-1 FEES
                                                    (AS A % OF AVERAGE
                                                           DAILY
                       SALES CHARGE                     NET ASSETS)                  OTHER INFORMATION
          --------------------------------------  -----------------------  --------------------------------------
CLASS A   Maximum initial sales charge of 3% of   .30 of 1% (Currently     Initial sales charge waived or reduced
          the public offering price               being charged at a rate  for certain purchases
                                                  of .10 of 1%)
CLASS B   Maximum contingent deferred sales       .50 of 1%                Shares convert to Class A shares
          charge or CDSC of 5% of the lesser of                            approximately seven years after
          the amount invested or the redemption                            purchase
          proceeds; declines to zero after six
          years
CLASS C   Maximum CDSC of 1% of the lesser of     1% (Currently being      Shares do not convert to another class
          the amount invested or the redemption   charged at a rate of
          proceeds on redemptions made within     .75 of 1%)
          one year of purchase
CLASS Z   None                                    None                     Sold to a limited group of investors

  The four classes of shares represent an interest in the same portfolio of investments of the Series and have the same rights, except that (i) each class is subject to different sales charges and distribution and/or service fees (with the exception of Class Z shares, which are not subject to any distribution or service fees), which may affect performance, (ii) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and (iii) only Class B shares have a conversion feature. The four classes also have separate exchange privileges. See "How to Exchange Your Shares" below. The income attributable to each class and the dividends payable on the shares of each class will be reduced by the amount of the distribution fee (if any) of each class. Class B and Class C shares bear the expenses of a higher distribution fee which will generally cause them to have higher expense ratios and to pay lower dividends than the Class A and Class Z shares.

  Financial advisers and other sales agents who sell shares of the Series will receive different compensation for selling Class A, Class B, Class C and Class Z shares and will generally receive more compensation initially for selling Class A and Class B shares than for selling Class C or Class Z shares.

  IN SELECTING A PURCHASE ALTERNATIVE, YOU SHOULD CONSIDER, AMONG OTHER THINGS,
(1) the length of time you expect to hold your investment, (2) the amount of any applicable sales charge (whether imposed at the time of purchase or redemption) and distribution-related fees, as noted above, (3) whether you qualify for any reduction or waiver of any applicable sales charge, (4) the various exchange privileges among the different classes of shares (see "How to Exchange Your Shares" below) and (5) the fact that Class B shares automatically convert to Class A shares approximately seven years after purchase (see "Conversion Feature--Class B Shares" below).

  The following is provided to assist you in determining which method of purchase best suits your individual circumstances and is based on current fees and expenses being charged to the Series:

  If you intend to hold your investment in the Series for less than 5 years and do not qualify for a reduced sales charge on Class A shares, since Class A shares are subject to a maximum initial sales charge of 3% and Class B shares are subject to a CDSC of 5% which declines to zero over a 6 year period, you should consider purchasing Class C shares over either Class A or Class B shares.

  If you intend to hold your investment for more than 5 years and do not qualify for a reduced sales charge on Class A shares, since Class B shares convert to Class A shares approximately 7 years after purchase and because all of your money would be invested initially in the case of Class B shares, you should consider purchasing Class B shares over either Class A or Class C shares.

  If you qualify for a reduced sales charge on Class A shares, it may be more advantageous for you to purchase Class A shares over either Class B or Class C shares regardless of how long you intend to hold your investment. However, unlike Class B and Class C shares, you would not have all of your money invested initially because the sales charge on Class A shares is deducted at the time of purchase.

  If you do not qualify for a reduced sales charge on Class A shares and you purchase Class C shares, you would have to hold your investment for more than 4 years in the case of Class C shares for the higher cumulative annual distribution-related fee on those shares to exceed the initial sales charge plus cumulative annual distribution-related fee on Class A shares. This does not take into account the time value of money, which further reduces the impact of the higher Class C distribution-related fee on the investment, fluctuations in net asset value, the effect of the return on the investment over this period of time or redemptions when the CDSC is applicable.

  ALL PURCHASES OF $1 MILLION OR MORE, EITHER AS PART OF A SINGLE INVESTMENT OR UNDER RIGHTS OF ACCUMULATION OR LETTERS OF INTENT, MUST BE FOR CLASS A SHARES UNLESS THE PURCHASER IS ELIGIBLE TO PURCHASE CLASS Z SHARES. See "Reduction and Waiver of Initial Sales Charges" and "Class Z Shares" below.

  CLASS A SHARES

  The offering price of Class A shares for investors choosing the initial sales charge alternative is the next determined NAV plus a sales charge (expressed as a percentage of the offering price and of the amount invested) as shown in the following table:

                           SALES CHARGE AS   SALES CHARGE AS    DEALER CONCESSION
                            PERCENTAGE OF     PERCENTAGE OF     AS PERCENTAGE OF
   AMOUNT OF PURCHASE       OFFERING PRICE   AMOUNT INVESTED     OFFERING PRICE
-------------------------  ----------------  ----------------  -------------------
Less than $99,999                  3.00%             3.09%               3.00%
$100,000 to $249,999               2.50              2.56                2.50
$250,000 to $499,999               1.50              1.52                1.50
$500,000 to $999,999               1.00              1.01                1.00
$1,000,000 and above             None              None             None

  The Distributor may reallow the entire initial sales charge to dealers. Selling dealers may be deemed to be underwriters, as that term is defined in the Securities Act of 1933.

  In connection with the sale of Class A shares at NAV (without payment of an initial sales charge), the Manager, the Distributor or one of their affiliates will pay dealers, financial advisers and other persons which distribute shares a finders' fee based on a percentage of the net asset value of shares sold by such persons.

  REDUCTION AND WAIVER OF INITIAL SALES CHARGES. Reduced sales charges are available through Rights of Accumulation and Letters of Intent. Shares of the Fund and shares of other Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) may be aggregated to determine the applicable reduction. See "Purchase and Redemption of Fund Shares--Reduction and Waiver of Initial Sales Charges--Class A Shares" in the Statement of Additional Information.

  OTHER WAIVERS. Class A shares may be purchased at NAV, through Prudential Securities or the Transfer Agent, by the following persons: (a) officers and current and former Directors/Trustees of the Prudential Mutual Funds (including the Fund), (b) employees of Prudential Securities and PIFM and their subsidiaries and members of the families of such persons who maintain an "employee related" account at Prudential Securities or the Transfer Agent, (c) employees of Subadvisers of the Prudential Mutual Funds provided that the purchases at NAV are permitted by such person's employer, (d) Prudential employees and special agents of Prudential and its subsidiaries and all persons who have retired directly from active service with Prudential or one of its subsidiaries, (e) registered representatives and employees of dealers who have entered into a selected dealer agreement with Prudential Securities provided that purchases at NAV are permitted by such person's employer and (f) investors who have a business relationship with a financial adviser who joined Prudential Securities from another investment firm, provided that (i) the purchase is made within 180 days of the commencement of the financial adviser's employment at Prudential Securities or within one year in the case of benefit plans, (ii) the purchase is made with proceeds of a redemption of shares of any open-end non-money market fund sponsored by the financial adviser's previous employer (other than a fund which imposes a distribution or service fee of .25 of 1% or less) and (iii) the financial adviser served as the client's broker on the previous purchase.

  You must notify the Transfer Agent either directly or through Prudential Securities or Prusec that you are entitled to the reduction or waiver of the sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement. No initial sales charges are imposed upon Class A shares acquired upon the reinvestment of dividends and distributions. See "Purchase and Redemption of Fund Shares--Reduction and Waiver of Initial Sales Charges--Class A Shares" in the Statement of Additional Information.

  CLASS B AND CLASS C SHARES

  The offering price of Class B and Class C shares for investors choosing one of the deferred sales charge alternatives is the NAV next determined following receipt of an order by the Transfer Agent or Prudential Securities. Although there is no sales charge imposed at the time of purchase, redemptions of Class B and Class C shares may be subject to a CDSC. See "How to Sell Your Shares--Contingent Deferred Sales Charges." The Distributor will pay sales commissions of up to 4% of the purchase price of Class B shares to dealers, financial advisers and other persons who sell Class B shares at the time of sale from its own resources. This facilitates the ability of the Fund to sell the Class B shares without an initial sales charge being deducted at the time of purchase. The Distributor anticipates that it will recoup its advancement of sales commissions from the combination of the CDSC and the distribution fee. See "Distributor." In connection with the sale of Class C shares, the Distributor will pay dealers, financial advisers and other persons which distribute Class C shares a sales commission of up to 1% of the purchase price at the time of the sale.

  CLASS Z SHARES

  Class Z shares of the Series are available for purchase by the following categories of investors:

  (i) pension, profit-sharing or other employee benefit plans qualified under
Section 401 of the Internal Revenue Code, deferred compensation plans and annuity plans under Sections 457 and 403(b)(7) of the Internal Revenue Code, and non-qualified plans for which the Series is an available option (collectively, Benefit Plans), provided that such Benefit Plans (in combination with other plans sponsored by the same employer or group of related employers) have at least $50 million in defined contribution assets; (ii) participants in any fee-based program or trust program sponsored by Prudential Securities, The Prudential Savings Bank, F.S.B. (or any affiliate) which includes mutual funds as investment options and for which the Series is an available option; (iii) certain participants in the MEDLEY Program (group variable annuity contracts) sponsored by Prudential for whom Class Z shares are an available investment option; (iv) Benefit Plans for which Prudential Retirement Services serves as record keeper and, as of September 20, 1996, (a) were Class Z shareholders of the Prudential Mutual Funds, or (b) executed a letter of intent to purchase Class Z shares of the Prudential Mutual Funds; (v) current and former Directors/Trustees of the Prudential Mutual Funds (including the Fund); and (vi) employees of Prudential and/or Prudential Securities who participate in a Prudential-sponsored employee saving plan.

  In connection with the sale of Class Z shares, the Manager, the Distributor or one of their affiliates may pay dealers, financial advisers and other persons which distribute shares a finders' fee based on a percentage of the net asset value of shares sold by such persons.

HOW TO SELL YOUR SHARES

  YOU CAN REDEEM YOUR SHARES OF THE SERIES AT ANY TIME FOR CASH AT THE NAV NEXT DETERMINED AFTER THE REDEMPTION REQUEST IS RECEIVED IN PROPER FORM BY THE TRANSFER AGENT OR PRUDENTIAL SECURITIES. SEE "HOW THE FUND VALUES ITS SHARES." In certain cases, however, redemption proceeds will be reduced by the amount of any applicable contingent deferred sales charge, as described below. See "Contingent Deferred Sales Charges" below.

  IF YOU HOLD SHARES OF THE SERIES THROUGH PRUDENTIAL SECURITIES, YOU MUST REDEEM YOUR SHARES THROUGH PRUDENTIAL SECURITIES. PLEASE CONTACT YOUR PRUDENTIAL SECURITIES FINANCIAL ADVISER. IF YOU HOLD SHARES IN NON-CERTIFICATE FORM, A WRITTEN REQUEST FOR REDEMPTION SIGNED BY YOU EXACTLY AS THE ACCOUNT IS REGISTERED IS REQUIRED. IF YOU HOLD CERTIFICATES, THE CERTIFICATES, SIGNED IN THE NAME(S) SHOWN ON THE FACE OF THE CERTIFICATES, MUST BE RECEIVED BY THE TRANSFER AGENT IN ORDER FOR THE REDEMPTION REQUEST TO BE PROCESSED. IF REDEMPTION IS REQUESTED BY A CORPORATION, PARTNERSHIP, TRUST OR FIDUCIARY, WRITTEN EVIDENCE OF AUTHORITY ACCEPTABLE TO THE TRANSFER AGENT MUST BE SUBMITTED BEFORE SUCH REQUEST WILL BE ACCEPTED. All correspondence and documents concerning redemptions should be sent to the Fund in care of its Transfer Agent, Prudential Mutual Fund Services LLC, Attention: Redemption Services, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

  If the proceeds of the redemption (a) exceed $50,000, (b) are to be paid to a person other than the record owner, (c) are to be sent to an address other than the address on the Transfer Agent's records, or (d) are to be paid to a corporation, partnership, trust or fiduciary, the signature(s) on the redemption request and on the certificates, if any, or stock power must be guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker, dealer or credit union. The Transfer Agent reserves the right to request additional information from, and make reasonable inquiries of, any eligible guarantor institution. For clients of Prusec, a signature guarantee may be obtained from the agency or office manager of most Prudential Insurance and Financial Services or Preferred Services offices.

  PAYMENT FOR SHARES PRESENTED FOR REDEMPTION WILL BE MADE BY CHECK WITHIN SEVEN DAYS AFTER RECEIPT BY THE TRANSFER AGENT OF THE CERTIFICATE AND/OR WRITTEN REQUEST, EXCEPT AS INDICATED BELOW. IF YOU HOLD SHARES THROUGH PRUDENTIAL SECURITIES, PAYMENT FOR SHARES PRESENTED FOR REDEMPTION WILL BE CREDITED TO YOUR PRUDENTIAL SECURITIES ACCOUNT, UNLESS YOU INDICATE OTHERWISE. Such payment may be postponed or the right of redemption suspended at times (a) when the New York Stock Exchange is closed for other than customary weekends and holidays, (b) when trading on such Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (d) during any other period when the SEC, by order, so permits, provided that applicable rules and regulations of the SEC shall govern as to whether the conditions prescribed in (b), (c) or (d) exist.

  PAYMENT FOR REDEMPTION OF RECENTLY PURCHASED SHARES WILL BE DELAYED UNTIL THE FUND OR ITS TRANSFER AGENT HAS BEEN ADVISED THAT THE PURCHASE CHECK HAS BEEN HONORED, UP TO 10 CALENDAR DAYS FROM THE TIME OF RECEIPT OF THE PURCHASE CHECK BY THE TRANSFER AGENT. SUCH DELAY MAY BE AVOIDED BY PURCHASING SHARES BY WIRE OR BY CERTIFIED OR CASHIER'S CHECK.

  REDEMPTION IN KIND. If the Trustees determine that it would be detrimental to the best interests of the remaining shareholders of the Series to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of the Series, in lieu of cash, in conformity with applicable rules of the SEC. Securities will be readily marketable and will be valued in the same manner as a regular redemption. See "How the Fund Values its Shares." If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. The Fund, however, has elected to be governed by Rule 18f-1 under the Investment Company Act, under which the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Series during any 90-day period for any one shareholder.

  INVOLUNTARY REDEMPTION. In order to reduce expenses of the Fund, the Trustees may redeem all of the shares of any shareholder, other than a shareholder which is an IRA or other tax-deferred retirement plan, whose account has a net asset value of less than $500 due to a redemption. The Fund will give such shareholders 60 days' prior written notice in which to purchase sufficient additional shares to avoid such redemption. No contingent deferred sales charge will be imposed on any such involuntary redemption.

  90-DAY REPURCHASE PRIVILEGE. If you redeem your shares and have not previously exercised the repurchase privilege, you may reinvest any portion or all of the proceeds of such redemption in shares of the Series at the NAV next determined after the order is received, which must be within 90 days after the date of the redemption. Any CDSC paid in connection with such redemption will be credited (in shares) to your account. If less than a full repurchase is made, the credit will be on a PRO RATA basis. You must notify the Fund's Transfer Agent, either directly or through Prudential Securities, at the time the repurchase privilege is exercised to adjust your account for the CDSC you previously paid. Thereafter, any redemptions will be subject to the CDSC applicable at the time of the redemption. See "Contingent Deferred Sales Charges" below. Exercise of the repurchase privilege may affect the federal tax treatment of any gain or loss realized upon redemption. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

  CONTINGENT DEFERRED SALES CHARGES

  Redemptions of Class B shares will be subject to a contingent deferred sales charge or CDSC declining from 5% to zero over a six-year period. Class C shares redeemed within one year of purchase will be subject to a 1% CDSC. The CDSC will be deducted from the redemption proceeds and reduce the amount paid to you. The CDSC will be imposed on any redemption by you which reduces the current value of your Class B or Class C shares of the Series to an amount which is lower than the amount of all payments by you for shares of the Series during the preceding six years, in the case of Class B shares, and one year, in the case of Class C shares. A CDSC will be applied on the lesser of the original purchase price or the current value of the shares being redeemed. Increases in the value of your shares or shares acquired through reinvestment of dividends or distributions are not subject to a CDSC. The amount of any contingent deferred sales charge will be paid to and retained by the Distributor. See "How the Fund is Managed--Distributor" and "Waiver of the Contingent Deferred Sales Charges--Class B Shares" below.

  The amount of the CDSC, if any, will vary depending on the number of years from the time of payment for the purchase of shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month will be aggregated and deemed to have been made on the last day of the month. The CDSC will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. See "How to Exchange Your Shares" below.

  The following table sets forth the rates of the CDSC applicable to redemptions of Class B shares:

                                             CONTINGENT DEFERRED SALES
                                              CHARGE AS A PERCENTAGE
          YEAR SINCE PURCHASE                 OF DOLLARS INVESTED OR
          PAYMENT MADE                          REDEMPTION PROCEEDS
          -------------------------------    -------------------------
          First..........................                5.0%
          Second.........................                4.0%
          Third..........................                3.0%
          Fourth.........................                2.0%
          Fifth..........................                1.0%
          Sixth..........................                1.0%
          Seventh........................              None

  In determining whether a CDSC is applicable to a redemption, the calculation will be made in a manner that results in the lowest possible rate. It will be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in net asset value above the total amount of payments for the purchase of Series shares made during the preceding six years (five years for Class B shares purchased prior to January 22, 1990); then of amounts representing the cost of shares held beyond the applicable CDSC period; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable CDSC period.

  For example, assume you purchased 100 Class B shares at $10 per share for a cost of $1,000. Subsequently, you acquired 5 additional Class B shares through dividend reinvestment. During the second year after the purchase you decided to redeem $500 of your investment. Assuming at the time of the redemption the net asset value had appreciated to $12 per share, the value of your Class B shares would be $1,260 (105 shares at $12 per share). The CDSC would not be applied to the value of the reinvested dividend shares and the amount which represents appreciation ($260). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 4% (the applicable rate in the second year after purchase) for a total CDSC of $9.60.

  For federal income tax purposes, the amount of the CDSC will reduce the gain or increase the loss, as the case may be, on the amount recognized on the redemption of shares.

  WAIVER OF THE CONTINGENT DEFERRED SALES CHARGES--CLASS B SHARES. The CDSC will be waived in the case of a redemption following the death or disability of a shareholder or, in the case of a trust account, following the death or disability of the grantor. The waiver is available for total or partial redemptions of shares owned by a person, either individually or in joint tenancy (with rights of survivorship), or a trust at the time of death or initial determination of disability, provided that the shares were purchased prior to death or disability. In addition, the CDSC will be waived on redemptions of shares held by a Trustee of the Fund.

  You must notify the Transfer Agent either directly or through Prudential Securities or Prusec, at the time of redemption, that you are entitled to waiver of the CDSC and provide the Transfer Agent with such supporting documentation as it may deem appropriate. The waiver will be granted subject to confirmation of your entitlement. See "Purchase and Redemption of Fund Shares--Waiver of the Contingent Deferred Sales Charge--Class B Shares" in the Statement of Additional Information.

  A quantity discount may apply to redemptions of Class B shares purchased prior to August 1, 1994. See "Purchase and Redemption of Fund Shares--Quantity Discount--Class B Shares Purchased Prior to August 1, 1994" in the Statement of Additional Information.

  SYSTEMATIC WITHDRAWAL PLAN. The CDSC will be waived (or reduced) on certain redemptions from a Systematic Withdrawal Plan. On an annual basis, up to 12% of the total dollar amount subject to the CDSC may be redeemed without charge. The Transfer Agent will calculate the total amount available for this waiver annually, on the earlier of March 1, 1997 or the anniversary date of your purchase. The CDSC will be waived (or reduced) on redemptions until this threshold 12% amount is reached.

CONVERSION FEATURE--CLASS B SHARES

  Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. Conversions will be effected at relative net asset value without the imposition of any additional sales charge. The first conversion of Class B shares occurred in February 1995, when the conversion feature was first implemented.

  Since the Fund tracks amounts paid rather than the number of shares bought on each purchase of Class B shares, the number of Class B shares eligible to convert to Class A shares (excluding shares acquired through the automatic reinvestment of dividends and other distributions) (the Eligible Shares) will be determined on each conversion date in accordance with the following formula: (i) the ratio of (a) the amounts paid for Class B shares purchased at least seven years prior to the conversion date to (b) the total amount paid for all Class B shares purchased and then held in your account (ii) multiplied by the total number of Class B shares purchased and then held in your account. Each time any Eligible Shares in your account convert to Class A shares, all shares or amounts representing Class B shares then in your account that were acquired through the automatic reinvestment of dividends and other distributions will convert to Class A shares.

  For purposes of determining the number of Eligible Shares, if the Class B shares in your account on any conversion date are the result of multiple purchases at different net asset values per share, the number of Eligible Shares calculated as described above will generally be either more or less than the number of shares actually purchased approximately seven years before such conversion date. For example, if 100 shares were initially purchased at $10 per share (for a total of $1,000) and a second purchase of 100 shares was subsequently made at $11 per share (for a total of $1,100), 95.24 shares would convert approximately seven years from the initial purchase (I.E., $1,000 divided by $2,100 (47.62%), multiplied by 200 shares equals 95.24 shares). The Manager reserves the right to modify the formula for determining the number of Eligible Shares in the future as it deems appropriate on notice to shareholders.

  Since annual distribution-related fees are lower for Class A shares than Class B shares, the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion. Thus, although the aggregate dollar value will be the same, you may receive fewer Class A shares than Class B shares converted. See "How the Fund Values its Shares."

  For purposes of calculating the applicable holding period for conversions, all payments for Class B shares during a month will be deemed to have been made on the last day of the month, or for Class B shares acquired through exchange, or a series of exchanges, on the last day of the month in which the original payment for purchases of such Class B shares was made. For Class B shares previously exchanged for shares of a money market fund, the time period during which such shares were held in the money market fund will be excluded. For example, Class B shares held in a money market fund for one year will not convert to Class A shares until approximately eight years from purchase. For purposes of measuring the time period during which shares are held in a money market fund, exchanges will be deemed to have been made on the last day of the month. Class B shares acquired through exchange will convert to Class A shares after expiration of the conversion period applicable to the original purchase of such shares.

  The conversion feature may be subject to the continuing availability of opinions of counsel or rulings of the Internal Revenue Service (i) that the dividends and other distributions paid on Class A, Class B, Class C and Class Z shares will not constitute "preferential dividends" under the Internal Revenue Code and (ii) that the conversion of shares does not constitute a taxable event. The conversion of Class B shares into Class A shares may be suspended if such opinions or rulings are no longer available. If conversions are suspended, Class B shares of the Series will continue to be subject, possibly indefinitely, to their higher annual distribution and service fee.

HOW TO EXCHANGE YOUR SHARES

  AS A SHAREHOLDER OF THE SERIES, YOU HAVE AN EXCHANGE PRIVILEGE WITH THE OTHER SERIES OF THE FUND AND CERTAIN OTHER PRUDENTIAL MUTUAL FUNDS (THE EXCHANGE PRIVILEGE), INCLUDING ONE OR MORE SPECIFIED MONEY MARKET FUNDS, SUBJECT TO THE MINIMUM INVESTMENT REQUIREMENTS OF SUCH FUNDS. CLASS A, CLASS B, CLASS C AND CLASS Z SHARES MAY BE EXCHANGED FOR CLASS A, CLASS B, CLASS C AND CLASS Z SHARES, RESPECTIVELY, OF THE OTHER SERIES OF THE FUND AND OF ANOTHER FUND ON THE BASIS OF THE RELATIVE NAV. No sales charge will be imposed at the time of the exchange. Any applicable CDSC payable upon the redemption of shares exchanged will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. Class B and Class C shares may not be exchanged into money market funds other than Prudential Special Money Market Fund, Inc. For purposes of calculating the holding period applicable to the Class B conversion feature, the time period during which Class B shares were held in a money market fund will be excluded. See "Conversion Feature--Class B Shares" above. An exchange will be treated as a redemption and purchase for tax purposes. See "Shareholder Investment Account--Exchange Privilege" in the Statement of Additional Information.

  IN ORDER TO EXCHANGE SHARES BY TELEPHONE, YOU MUST AUTHORIZE TELEPHONE EXCHANGES ON YOUR INITIAL APPLICATION FORM OR BY WRITTEN NOTICE TO THE TRANSFER AGENT AND HOLD SHARES IN NON-CERTIFICATE FORM. Thereafter, you may call the Fund at (800) 225-1852 to execute a telephone exchange of shares, weekdays, except holidays, between the hours of 8:00 A.M. and 6:00 P.M., New York time. For your protection and to prevent fraudulent exchanges, your telephone call will be recorded and you will be asked to provide your personal identification number. A written confirmation of the exchange transaction will be sent to you. NEITHER THE FUND NOR ITS AGENTS WILL BE LIABLE FOR ANY LOSS, LIABILITY OR COST WHICH RESULTS FROM ACTING UPON INSTRUCTIONS REASONABLY BELIEVED TO BE GENUINE UNDER THE FOREGOING PROCEDURES. All exchanges will be made on the basis of the relative NAV of the two funds or two Series next determined after the request is received in good order. The Exchange Privilege is available only in states where the exchange may legally be made.

  IF YOU HOLD SHARES THROUGH PRUDENTIAL SECURITIES, YOU MUST EXCHANGE YOUR SHARES BY CONTACTING YOUR PRUDENTIAL SECURITIES FINANCIAL ADVISER.

  IF YOU HOLD CERTIFICATES, THE CERTIFICATES, SIGNED IN THE NAME(S) SHOWN ON THE FACE OF THE CERTIFICATES, MUST BE RETURNED IN ORDER FOR THE SHARES TO BE EXCHANGED. SEE "HOW TO SELL YOUR SHARES" ABOVE.

  You may also exchange shares by mail by writing to Prudential Mutual Fund Services LLC, Attention: Exchange Processing, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

  IN PERIODS OF SEVERE MARKET OR ECONOMIC CONDITIONS THE TELEPHONE EXCHANGE OF SHARES MAY BE DIFFICULT TO IMPLEMENT AND YOU SHOULD MAKE EXCHANGES BY MAIL BY WRITING TO PRUDENTIAL MUTUAL FUND SERVICES LLC AT THE ADDRESS NOTED ABOVE.

  SPECIAL EXCHANGE PRIVILEGES. A special exchange privilege is available for shareholders who qualify to purchase Class A shares at NAV (see "Alternative Purchase Plan--Class A Shares--Reduction and Waiver of Initial Sales Charges" above) and for shareholders who qualify to purchase Class Z shares (see "Alternative Purchase Plan--Class Z Shares" above). Under this exchange privilege, amounts representing any Class B and Class C shares (which are not subject to a CDSC) held in such a shareholder's account will be automatically exchanged for Class A shares for shareholders who qualify to purchase Class A shares at NAV, on a quarterly basis, unless the shareholder elects otherwise. Similarly, shareholders who qualify to purchase Class Z shares will have their Class B and Class C shares which are not subject to a CDSC and their Class A shares exchanged for Class Z shares on a quarterly basis. Eligibility for this exchange privilege will be calculated on the business day prior to the date of the exchange. Amounts representing Class B or Class C shares which are not subject to a CDSC include the following: (1) amounts representing Class B or Class C shares acquired pursuant to the automatic reinvestment of dividends and distributions, (2) amounts representing the increase in the net asset value above the total amount of payments for the purchase of Class B or

Class C shares and (3) amounts representing Class B or Class C shares held beyond the applicable CDSC period. Class B and Class C shareholders must notify the Transfer Agent either directly or through Prudential Securities or Prusec that they are eligible for this special exchange privilege.

  Participants in any fee-based program for which the Series is an available option will have their Class A shares, if any, exchanged for Class Z shares when they elect to have those assets become a part of the fee-based program. Upon leaving the program (whether voluntarily or not), such Class Z shares (and, to the extent provided for in the program, Class Z shares acquired through participation in the program) will be exchanged for Class A shares at net asset value. Similarly, participants in PSI's 401(k) Plan for which the Series' Class Z shares is an available option and who wish to transfer their Class Z shares out of the PSI 401(k) Plan following separation from service (I.E., voluntary or involuntary termination of employment or retirement) will have their Class Z shares exchanged for Class A shares at NAV.

  The Fund reserves the right to reject any exchange order including exchanges (and market timing transactions) which are of the size and/or frequency engaged in by one or more accounts acting in concert or otherwise, that have or may have an adverse effect on the ability of the Subadviser to manage the portfolio. The determination that such exchanges or activity may have an adverse effect and the determination to reject any exchange order shall be in the discretion of the Manager and the Subadviser.

  The Exchange Privilege is not a right and may be suspended, modified or terminated on 60 days' notice to shareholders.

SHAREHOLDER SERVICES

  In addition to the Exchange Privilege, as a shareholder of the Fund, you can take advantage of the following services and privileges:

  -AUTOMATIC REINVESTMENTS OF DIVIDENDS AND/OR DISTRIBUTIONS WITHOUT A SALES CHARGE. For your convenience, all dividends and distributions are automatically reinvested in full and fractional shares of the Series at NAV without a sales charge. You may direct the Transfer Agent in writing not less than 5 full business days prior to the record date to have subsequent dividends and/or distributions sent in cash rather than reinvested. If you hold shares through Prudential Securities, you should contact your financial adviser.

  -AUTOMATIC SAVINGS ACCUMULATION PLAN (ASAP). Under ASAP, you may make regular purchases of the Series' shares in amounts as little as $50 via an automatic debit to a bank account or Prudential Securities account (including a Command Account). For additional information about this service, you may contact your Prudential Securities financial adviser, Prusec representative or the Transfer Agent directly.

  -SYSTEMATIC WITHDRAWAL PLAN. A systematic withdrawal plan is available to shareholders which provides for monthly or quarterly checks. Withdrawals of Class B and Class C shares may be subject to a CDSC. See "How to Sell Your Shares-- Contingent Deferred Sales Charges" above.

  -REPORTS TO SHAREHOLDERS. The Fund will send you annual and semi-annual reports. The financial statements appearing in annual reports are audited by independent accountants. In order to reduce duplicate mailing and printing expenses, the Fund will provide one annual and semi-annual shareholder report and annual prospectus per household. You may request additional copies of such reports by calling (800) 225-1852 or by writing to the Fund at Gateway Center Three, Newark, New Jersey 07102. In addition, monthly unaudited financial data is available upon request from the Fund.

  -SHAREHOLDER INQUIRIES. Inquiries should be addressed to the Fund at Gateway Center Three, Newark, New Jersey 07102, or by telephone, at (800) 225-1852 (toll-free) or, from outside the U.S.A., at (908) 417-7555 (collect).

  For additional information regarding the services and privileges described above, see "Shareholder Investment Account" in the Statement of Additional Information.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                       THE PRUDENTIAL MUTUAL FUND FAMILY

  Prudential Investments Fund Management offers a broad range of mutual funds designed to meet your individual needs. We welcome you to review the investment options available through our family of funds. For more information on the Prudential Mutual Funds, including charges and expenses, contact your Prudential Securities financial adviser or Prusec representative or telephone the Funds at
(800) 225-1852 for a free prospectus. Read the prospectus carefully before you invest or send money.

      TAXABLE BOND FUNDS
    -------------------------
Prudential Diversified Bond Fund, Inc.
Prudential Government Income Fund, Inc.
Prudential Government Securities Trust
  Short-Intermediate Term Series
Prudential High Yield Fund, Inc.
Prudential Mortgage Income Fund, Inc.
Prudential Structured Maturity Fund, Inc.
  Income Portfolio
The BlackRock Government Income Trust

    TAX-EXEMPT BOND FUNDS
    -----------------------------
Prudential California Municipal Fund
  California Series
  California Income Series
Prudential Municipal Bond Fund
  High Yield Series
  Insured Series
  Intermediate Series
Prudential Municipal Series Fund
  Florida Series
  Maryland Series
  Massachusetts Series
  Michigan Series
  New Jersey Series
  New York Series
  North Carolina Series
  Ohio Series
  Pennsylvania Series
Prudential National Municipals Fund, Inc.

    GLOBAL FUNDS
    ---------------------
Prudential Europe Growth Fund, Inc.
Prudential Global Genesis Fund, Inc.
Prudential Global Limited Maturity Fund, Inc.
  Limited Maturity Portfolio
Prudential Intermediate Global Income Fund, Inc.
Prudential Natural Resources Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential World Fund, Inc.
  Global Series
  International Stock Series
The Global Government Plus Fund, Inc.
The Global Total Return Fund, Inc.
Global Utility Fund, Inc.

      EQUITY FUNDS
    -------------------
Prudential Allocation Fund
  Balanced Portfolio
  Strategy Portfolio
Prudential Distressed Securities Fund, Inc.
Prudential Dryden Fund
  Prudential Active Balance Fund
  Prudential Stock Index Fund
Prudential Emerging Growth Fund
Prudential Equity Fund, Inc.
Prudential Equity Income Fund
Prudential Jennison Series Fund, Inc.
  Prudential Jennison Growth Fund
  Prudential Jennison Growth & Income Fund
Prudential Multi-Sector Fund, Inc.
Prudential Small Company Value Fund, Inc.
Prudential Utility Fund, Inc.
Nicholas-Applegate Fund, Inc.
  Nicholas-Applegate Growth Equity Fund

      MONEY MARKET FUNDS
    --------------------------
-TAXABLE MONEY MARKET FUNDS
Prudential Government Securities Trust
  Money Market Series
  U.S. Treasury Money Market Series
Prudential Special Money Market Fund, Inc.
  Money Market Series
Prudential MoneyMart Assets, Inc.
-TAX-FREE MONEY MARKET FUNDS
Prudential Tax-Free Money Fund, Inc.
Prudential California Municipal Fund
  California Money Market Series
Prudential Municipal Series Fund
  Connecticut Money Market Series
  Massachusetts Money Market Series
  New Jersey Money Market Series
  New York Money Market Series
-COMMAND FUNDS
Command Money Fund
Command Government Fund
Command Tax-Free Fund
-INSTITUTIONAL MONEY MARKET FUNDS
Prudential Institutional Liquidity Portfolio, Inc.
  Institutional Money Market Series
  Liquid Assets Series

No dealer, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Fund or the Distributor. This Prospectus does not constitute an offer by the Fund or by the Distributor to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                  -------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
FUND HIGHLIGHTS......................................................         2
  What are the Series' Risk Factors and Special Characteristics?.....         2
FUND EXPENSES........................................................         4
FINANCIAL HIGHLIGHTS.................................................         5
HOW THE FUND INVESTS.................................................         9
  Investment Objectives and Policies.................................         9
  Hedging Strategies.................................................        11
  Other Investments and Policies.....................................        12
  Investment Restrictions............................................        15
HOW THE FUND IS MANAGED..............................................        15
  Manager............................................................        15
  Distributor........................................................        16
  Portfolio Transactions.............................................        18
  Custodian and Transfer and Dividend Disbursing Agent...............        18
HOW THE FUND VALUES ITS SHARES.......................................        19
HOW THE FUND CALCULATES PERFORMANCE..................................        19
TAXES, DIVIDENDS AND DISTRIBUTIONS...................................        20
GENERAL INFORMATION..................................................        22
  Description of Shares..............................................        22
  Additional Information.............................................        23
SHAREHOLDER GUIDE....................................................        23
  How to Buy Shares of the Fund......................................        23
  Alternative Purchase Plan..........................................        25
  How to Sell Your Shares............................................        28
  Conversion Feature--Class B Shares.................................        31
  How to Exchange Your Shares........................................        32
  Shareholder Services...............................................        33
THE PRUDENTIAL MUTUAL FUND FAMILY....................................       A-1

                ------------------------------------------------

MF133A                                                                   4441470
CUSIP Nos.:
                                          Class A: 74435L509; Class B: 74435L608
                                           Class C: 74435L889 Class Z: 74435L855

PRUDENTIAL
MUNICIPAL BOND
FUND
-------------------

                                  [PROSPECTUS]

                                                                    JULY 2, 1997

                              INTERMEDIATE SERIES

                                     [LOGO]

                            PRUDENTIAL MUNICIPAL BOND FUND

                                (INTERMEDIATE SERIES)

                           Supplement Dated August 27, 1998
                           to Prospectus Dated July 1, 1998

     The Trustees of Prudential Municipal Bond Fund (the Fund) have recently approved a proposal to exchange the assets and liabilities of the Intermediate Series (the Series) of the Fund for shares of Prudential National Municipals Fund, Inc. (National Municipals Fund). Class A and Class Z shares of the Series would be exchanged at relative net asset value for Class A shares of National Municipals Fund and Class B and Class C shares of the Series would be exchanged at relative net asset value for Class B and C shares, respectively, of National Municipals Fund.

     The transfer has been approved by the Trustees of the Fund and by the Board of Directors of National Municipals Fund and is subject to approval by the shareholders of the Series. It is anticipated that a proxy statement/prospectus relating to the transaction will be mailed to the Series' shareholders in late October 1998.

     Under the terms of the proposal, shareholders of the Series would become shareholders of National Municipals Fund. No shales charge would be imposed on the proposed transfer. The Fund anticipates obtaining an opinion of its counsel that the transaction would be a tax-free reorganization under the Internal Revenue Code and therefore no gain or loss for Federal income tax purposes would be recognized by shareholders of the Series.

     EFFECTIVE IMMEDIATELY, THE FUND WILL NO LONGER ACCEPT ORDERS TO PURCHASE OR EXCHANGE INTO SHARES OF THE SERIES, EXCEPT FOR PURCHASES BY CERTAIN RETIREMENT AND EMPLOYEE PLANS (EXCLUDING IRA ACCOUNTS). Existing shareholders may continue to acquire shares through dividend reinvestment. The current exchange privilege of obtaining shares of other Prudential Mutual Funds and the current redemption privilege will remain in effect until the transaction is consummated.

     National Municipals Funds' investment objective is to seek a high level of current income exempt from federal income taxes.

                               PRUDENTIAL MUTUAL FUNDS

                          Supplement dated September 1, 1998

     The following information should be added to the cover page of the Prospectus.

     AN INVESTMENT IN THE FUND IS NOT A DEPOSIT OF ANY BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     The following information should be added under the heading "Shareholder Guide--Shareholder Services".

SHAREHOLDER GUIDE

SHAREHOLDER SERVICES

     THE PROTECTOR PROGRAM-OPTIONAL GROUP TERM LIFE INSURANCE. Prudential makes available optional group term life insurance coverage to purchasers of shares of certain Prudential Mutual Funds which are held in an eligible brokerage account. This insurance protects the value of your mutual fund investment for your beneficiaries against market downturns. The insurance benefit is based on the difference at the time of the insured's death between the "protected value" and the then current market value of the shares. This coverage is not available in all states and is subject to various restrictions and limitations. For more complete information about this program, including charges and expenses, please contact your Prudential representative.

     Listed below are the names of the Prudential Mutual Funds and the dates of the Prospectuses to which the supplement relates.

NAME OF FUND                                     PROSPECTUS DATE
------------                                     ---------------

Cash Accumulation Trust
  National Money Market Fund                      December 22, 1997
  Liquid Assets Fund                              December 22, 1997
Global Utility Fund, Inc.                         December 2, 1997
Nicholas-Applegate Fund, Inc.                     March 4, 1998
Prudential 20/20 Focus Fund                       May 22, 1998
Prudential Balanced Fund                          November 25, 1997
Prudential California Municipal Fund              October 30, 1997
Prudential Developing Markets Fund                June 26, 1998
Prudential Distressed Securities Fund, Inc.       January 29, 1998
Prudential Diversified Bond Fund, Inc.            March 4, 1998
Prudential Index Series Fund                      January 23, 1998
Prudential Emerging Growth Fund, Inc.             December 30, 1997
Prudential Equity Fund, Inc.                      February 27, 1998
Prudential Equity Income Fund                     December 30, 1997
Prudential Europe Growth Fund, Inc.               July 1, 1998
Prudential Global Genesis Fund, Inc.              July 31, 1998
Prudential Global Limited Maturity Fund, Inc.     December 30, 1997
Prudential Government Income Fund, Inc.           April 30, 1998
Prudential Government Securities Trust            February 2, 1998

                               PRUDENTIAL MUTUAL FUNDS

                          Supplement dated October 21, 1998


NEW PRICING STRUCTURE FOR CLASS C SHARES

     Effective on November 2, 1998, Class C shares of the Prudential Mutual Funds will be sold with a 1% initial sales charge and will be subject to a contingent deferred sales charge of 1% of the lesser of the amount invested or the redemption proceeds if redeemed within 18 months of purchase. In connection with the sale of Class C shares, the Distributor will pay dealers, financial advisers and other persons who sell Class C shares a sales commission of up to 2% of the purchase price at the time of sale.

     Class C shares issued before November 2, 1998 will no be affected by the new pricing structure described above and will continue to be subject to a contingent deferred sales charge of 1% on redemptions within one year of purchase.

WAIVER OF INITIAL SALES CHARGE - CLASS A SHARES

     The paragraph under "Alternative Purchase Plan - Class A Shares - Reduction and Waiver of Initial Sales Charges - Benefit Plans" is amended to read in its entirety as follows:

     BENEFIT PLANS. Class A shares may be purchased at NAV, without payment of an initial shales charge, by pension, profit-sharing or other employee benefit plans qualified under Section 401 of the Internal Revenue Code, deferred compensation and annuity plans under Sections 457 and 403(b)(7) of the Internal Revenue Code and non-qualified deferred compensation plans that are sponsored by any employer that has a tax qualified benefit plan with Prudential (collectively, Benefit Plans), provided that the Benefit Plan has existing assets of at least $1 million invested in shares of Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) or 250 eligible employees or participants. In the case of Benefit Plans whose accounts are held directly with the Transfer Agent or Prudential Securities and for which the Transfer Agent or Prudential Securities does individual account recordkeeping (Direct Account Benefit Plans) and Benefit Plans sponsored by Prudential, Prudential Securities or its subsidiaries (Prudential Securities or Subsidiary Prototype Benefit Plans), Class A shares may be purchased at NAV by participants who are repaying loans made from such plans to the participant.

WAIVER OF INITIAL SALES CHARGE - CLASS C SHARES

     BENEFIT PLANS. Class C shares may be purchased at NAV, without payment of an initial sales charge, by Benefit Plans (as defined above). In the case of Benefit Plans whose accounts are held directly with the Transfer Agent or Prudential Securities and for which the Transfer Agent or Prudential Securities does individual account recordkeeping (Direct Account Benefit Plans) and Benefit Plans sponsored by Prudential, Prudential Securities or its subsidiaries (Prudential Securities or Subsidiary Prototype Benefit Plans), Class C shares may be purchased at NAV by participants who are repaying the loans made from such plans to the participants.

     PRUDENTIAL RETIREMENT PLANS. The initial sales charge will be waived with respect to purchase of Class C shares by qualified and non-qualified retirement and deferred compensation plans participating in the PruArray Plan and other plans for which Prudential provides administrative or recordkeeping services.

     INVESTMENTS OF REDEMPTION PROCEEDS FROM OTHER INVESTMENT COMPANIES. Investors may purchase Class C shares at NAV, without the initial sales charge, with the proceeds from the redemption of shares of any unaffiliated registered investment company which were not held through an account with any Prudential affiliate. Such purchases must be made within 60 days of the redemption. Investors eligible for this waiver


FUND                                                                                1 YEAR        3 YEARS     5 YEARS     10 YEARS
Prudential Global Series (No Redemption)                                               $31            $76        $124         $255
Prudential Latin America Equity Fund (Redemption)                                       48             94         154          315
Prudential Latin America Equity Fund (No Redemption)                                    38             94         154          315
Prudential Distressed Securities Fund, Inc. (Redemption)                                40             72         117          240
Prudential Distressed Securities Fund, Inc. (No Redemption)                             30             72         117          240
Prudential Diversified Bond Fund, Inc. (Redemption)                                     34             54          87          178
Prudential Diversified Bond Fund, Inc. (No Redemption)                                  24             54          87          178
Prudential Emerging Growth Fund, Inc. (Redemption)                                      42             78         127          262
Prudential Emerging Growth Fund, Inc. (No Redemption)                                   32             78         127          262
Prudential Equity Fund, Inc. (Redemption)                                               36             61          98          201
Prudential Equity Fund, Inc. (No Redemption)                                            26             61          98          201
Prudential Equity Income Fund (Redemption)                                              37             63         101          208
Prudential Equity Income Fund (No Redemption)                                           27             63         101          208
Prudential Europe Growth Fund. Inc. (Redemption)                                        41             76         124          255
Prudential Europe Growth Fund. Inc. (No Redemption)                                     31             76         124          255
Prudential Florida Series (Redemption)                                                  34             54          87          178
Prudential Florida Series (No Redemption)                                               24             54          87          178
Prudential Global Genesis Fund, Inc. (Redemption)                                       46             91         148          303
Prudential Global Genesis Fund, Inc. (No Redemption)                                    36             91         148          303
Prudential Global Limited Maturity Portfolio (Redemption)                               40             71         114          235
Prudential Global Limited Maturity Portfolio (No Redemption)                            30             71         114          235
Prudential Government Income Fund, Inc. (Redemption)                                    35             56          89          183
Prudential Government Income Fund, Inc. (No Redemption)                                 25             56          89          183
Prudential High Yield Fund, Inc. (Redemption)                                           33             50          80          164
Prudential High Yield Fund, Inc. (No Redemption)                                        23             50          80          164
Prudential High Income Series (Redemption)                                              33             51          82          167
Prudential High Income Series (No Redemption)                                           23             51          82          167
Prudential High Yield Total Return Fund, Inc. (Redemption)                              35             57          91          187
Prudential High Yield Total Return Fund, Inc. (No Redemption)                           25             57          91          187
Prudential Insured Series (Redemption)                                                  34             53          84          172
Prudential Insured Series (No Redemption)                                               24             53          84          172
Prudential Intermediate Global Income Fund, Inc. (Redemption)                           40             72         117          241
Prudential Intermediate Global Income Fund, Inc. (No Redemption)                        30             72         117          241
Prudential Intermediate Series (Redemption)                                             40             72         116          238
Prudential Intermediate Series (No Redemption)                                          30             72         116          238
Prudential International Bond Fund, Inc. (Redemption)                                   42             79         129          265
Prudential International Bond Fund, Inc. (No Redemption)                                32             79         129          265
Prudential International Stock Series (Redemption)                                      45             87         142          291
Prudential International Stock Series (No Redemption)                                   35             87         142          291
Prudential Jennison Growth Fund (Redemption)                                            39             67         109          224
Prudential Jennison Growth Fund (No Redemption)                                         29             67         109          224
Prudential Jennison Growth & Income Fund (Redemption)                                   43             82         133          274
Prudential Jennison Growth & Income Fund (No Redemption)                                43             82         133          274

SHAREHOLDER GUIDE

     The following replaces information under "Shareholder Guide -- Alternative Purchase Plan":

     The following is provided to assist you in determining which method of purchase best suits your individual circumstances and is based on current fees and expenses being charged to the Funds.

EQUITY FUNDS

     If you intend to hold your investment in a Fund for less than 4 years and do not qualify for a reduced sales charge on class A shares, since Class A shares are subject to an initial sales charge of 5% and Class B shares are subject to a CDSC of 5% which declines to zero over a 6-year period, you should consider purchasing Class C shares over either Class A or Class B shares.

     If you intend to hold your investment for longer than 4 years, but less than 5 years, and do not qualify a reduced sales charge on Class A shares, you should consider purchasing Class B or Class shares over Class A shares. This is because the sales charge plus the cumulative annual distribution-related fee on Class A shares would exceed those of the Class B and Class C shares if you redeem your investment during this time period. In addition, more of your money would be invested initially in the case of Class C shares, because of the relatively low initial sales charge, and all of your money would be invested initially in the case of Class B shares, which are sold at NAV.

     If you intend to hold your investment for longer than 5 years, you should consider purchasing Class A shares over either Class B or C shares. This is because the maximum sales charge plus the cumulative annual distribution-related fee on Class A shares would be less than those of Class B and C shares.

     If you qualify for a reduced sales charge on Class A shares, it may be more advantageous for you to purchase Class A shares over either Class B or Class C shares regardless of how long you intend to hold your investment. However, unlike Class B shares, you would not have all of your money invested initially because the sales charge on Class A shares is deducted at the time of purchase.

     If you do not qualify for a reduced sales charge on Class A shares and you purchase Class B or Class C Shares, you would have to hold your investment for more than 6 years in the case of Class B shares and for more than 5 years in the case of Class C shares for the higher cumulative annual distribution-related fee on those shares plus, in the case of Class C shares, the 1% initial sales charge to exceed the intitial sales charge plus the cumulative annual distribution-related fees on Class A shares. This does not take into account the fee value of money, which further reduces the impact of the higher Class B or Class C distribution-related fee of the investment, fluctuations in NAV, the effect of the return on the investment over this period of time or exemptions when the CDSC is applicable.

TAX-EXEMPT BOND FUNDS

     If you intend to hold your investment in a Fund for less than 3 years and do not qualify for a reduced sales charge on Class A shares, since Class A shares are subject to a maximum initial sales charge of 3% and Class B shares are subject to a CDSC of 5% which declines to zero over a 6 year period, you should consider purchasing Class C shares over either Class A or Class B shares.

     If you intend to hold your investment for more than 3 years, but less than 4 years, or for more than 5 years, but less than 6 years, you should consider purchasing Class A shares, because the maximum 3% initial sales charge plus the cumulative annual distribution-related fee on Class A shares would be lower than: (i) the contingent-deferred sales charge plus the cumulative annual distribution-related fee on Class B shares; and (ii) the 3% initial sales charge plus the cumulative annual distribution-related fee on Class C shares.

value of money, which further reduces the impact of the higher Class B or Class C distribution-related fee on the investment, fluctuation in NAV, the effect of the return on the investment over this period of time or redemptions when the CDSC is applicable.

GOVERNMENT INCOME FUND

     If you intend to hold your investment in the Fund for less than 4 years and do not qualify for a reduced sales charge on Class A shares, since Class A shares are subject to a maximum initial sales charge of 4% and Class B shares are subject to a CDSC of 5% which declines to zero over a 6 year period, you should consider purchasing Class C shares over either Class A or Class B shares.

     If you intend to hold your investment for more than 4 years, but less than 5 years, you may consider purchasing Class A shares or Class C share because: (i) the maximum 4% initial sales charge plus the cumulative annual distribution-related fee on Class A shares; and (ii) the maximum 1% initial sales charge plus the cumulative annual distribution-related fee on Class C shares would be lower than the contingent-deferred sales charge plus the cumulative annual distribution-related fee on Class B shares.

     If you intend to hold your investment for longer than 5 years, you should consider purchasing Class A shares over either Class B or Class C shares. This is because the maximum sales charge plus the cumulative annual distribution-related fee on Class A shares would be less than those of the Class B and Class C shares.

     If you qualify for a reduced sales charge on Class A shares, it may be more advantageous for you to purchase Class A shares over either Class B or Class C shares regardless of how long you intend to hold your investment. However, unlike Class B shares, you would not have all of your money invested initially because be sales charge on Class A shares is deducted at the time of purchase.

     If you do not qualify for a reduced sales charge on Class A shares and you purchase Class B or Class C shares, you would have to hold your investment for more than 5 years for the higher cumulative annual bisolution-related fee on those shares plus, in the case of Class C shares, the 1% initial sales charge to exceed the initial sales charge plus cumulative annual distribution-related fee on Class A shares. This does not take into account the time value of money, which further reduces the impact of the higher Class B or Class C distribution-related fee on the investment, fluctuations in NAV, the effect of the return on the investment over this period of time or redemptions when the CDSC is applicable.

STRUCTURED MATURITY FUND

     If you intend to hold your investment in the Fund for less than 2 years and do not qualify for a reduced sales charge on Class A shares, since Class A shares are subject to a maximum initial sales charge of 3.25% and Class B shares are subject to a CDSC of 3% which declines to zero over a 4 year period, you should consider purchasing Class C shares over either Class A or Class B shares.

     If you intend to hold your investment for more than 2 years, but less than 3 years, you may consider purchasing Class B or Class C shares because:
(i) the contingent-deferred shales load plus the cumulative annual distribution-related fee on Class B shares: and (ii) the maximum 1% initial sales charge plus the cumulative annual distribution-related fee on Class C shares would be lower than the maximum 3.25% initial sales charge plus the cumulative annual distribution-related fee on Class A shares. In addition, more of your money would be invested initially in the case of Class C shares, because of the relatively low initial sales charge, and all of your money would be invested initially in the case of Class B shares, which are sold at NAV.

     If you intend to hold your investment for more than 3 years, but less than 4 years, you may consider purchasing Class A shares because the maximum 3.25% initial sales charge plus the cumulative annual distribution-related fee on Class A shares would be lower than: (i) the contingent-deferred sales charge plus would be less than the maximum 1% initial sales charge plus the cumulative annual distribution-related fee on Class C shares.

     If you intend to hold your investment for longer than 5 years, you should consider purchasing Class A shares over either Class B or Class C shares. This is because the maximum sales charge plus the cumulative annual distribution-related fee on Class A shares would be less than the cumulative annual distribution-related fee on Class B shares and less than the initial sales charge plus the cumulative annual distribution-related fee on Class C shares.

     If you qualify for a reduced sales charge on Class A shares, it may be more advantageous for you to purchase Class A shares over either Class B or Class C shares regardless of how long you intend to hold you investment. However, unlike Class B shares, you would not have all of your money invested initially because the sales charge on Class A shares is deducted at the time of purchase.

     If you do not qualify for a reduced sales charge on Class A shares and you purchase Class C shares, you would have to hold your investment for more than 3 years for the higher cumulative annual distribution-related fee on the Class C shares plus the 1% initial sales charge to exceed the initial sales charge plus cumulative annual distribution-related fee on Class A shares. This does not take into account the time value of money, which further reduces the impact of the higher Class C distribution-related fee on the investment, fluctuations in NAV, the effect of the return on the investment over this period of time or redemptions when the CDSC is applicable.


NAME OF FUND                                                     PROSPECTUS DATE
------------                                                     ---------------
Prudential National Municipals Fund, Inc.                        March 4, 1998
Prudential Natural Resources Fund, Inc.                          July 31, 1998
Prudential Pacific Growth Fund, Inc.                             December 31, 1997
Prudential Real Estate Securities Fund                           March 20, 1998
Prudential Real Estate Securities Fund                           March 20, 1998 (Revised as of June 1, 1998)
Prudential Small-Cap Quantum Fund, Inc.                          June 26, 1998
Prudential Small Company Value Fund, Inc.                        December 2, 1997
Prudential Small Company Value Fund, Inc.                        December 2, 1997 (Revised as of October 14, 1998)
Prudential Structured Maturity Fund, Inc.                        March 4, 1998
Prudential Utility Fund, Inc.                                    March 3, 1998
Prudential Utility Fund, Inc.                                    March 3, 1998 (Revised as of June 1, 1998)
Prudential World Fund, Inc.
  Global Series                                                  January 7, 1998
  Global Series                                                  January 7, 1998 (Revised as of June 1, 1998)
  International Stock Series                                     January 7, 1998
  International Stock Series                                     January 7, 1998 (Revised as of June 1, 1998)
Prudential 20/20 Focus Fund                                      May 22, 1998
Prudential 20/20 Focus Fund                                      May 22, 1998 (Revised as of October 14, 1998)
The Global Total Return Fund, Inc.                               March 4, 1998
The Global Total Return Fund, Inc.                               March 4, 1998 (Revised as of June 1, 1998)
The Prudential Investment Portfolios, Inc.
  Prudential Active Balanced Fund                                August 6, 1998
  Prudential Jennison Growth Fund                                August 6, 1998
  Prudential Jennison Growth & Income Fund                       August 6, 1998